
                                                                     EXHIBIT 4.3


                     SCOTTISH ANNUITY & LIFE HOLDINGS, LTD.,

                                    AS ISSUER

                            ------------------------

                              THE BANK OF NEW YORK,

                                   AS TRUSTEE

                            -------------------------

                UP TO $115,000,000 AGGREGATE PRINCIPAL AMOUNT OF

                     4.50% SENIOR CONVERTIBLE NOTES DUE 2022

                             -----------------------

                                    INDENTURE

                          DATED AS OF NOVEMBER 22, 2002

                              ---------------------

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                                TABLE OF CONTENTS

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
                                                                                                        PAGE
ARTICLE I DEFINITIONS AND INCORPORATION BY REFERENCE.......................................................1

     Section 1.1.   Definitions............................................................................1
     Section 1.2.   Incorporation by Reference of Trust Indenture Act......................................9
     Section 1.3.   Rules of Construction..................................................................9
     Section 1.4.   Acts of Holders.......................................................................10

ARTICLE II THE SECURITIES.................................................................................11

     Section 2.1.   Form and Dating.......................................................................11
     Section 2.2.   Execution and Authentication..........................................................12
     Section 2.3.   Registrar, Paying Agent and Conversion Agent..........................................13
     Section 2.4.   Paying Agent to Hold Cash and Securities in Trust.....................................14
     Section 2.5.   Securityholder Lists..................................................................14
     Section 2.6.   Transfer and Exchange.................................................................15
     Section 2.7.   Replacement Securities................................................................16
     Section 2.8.   Outstanding Securities; Determinations of Holders' Action.............................16
     Section 2.9.   Temporary Securities..................................................................17
     Section 2.10.  Cancellation..........................................................................17
     Section 2.11.  Persons Deemed Owners.................................................................18
     Section 2.12.  Additional Transfer and Exchange Requirements.........................................18
     Section 2.13.  CUSIP Numbers.........................................................................24
     Section 2.14.  Ranking...............................................................................24

ARTICLE III REDEMPTION....................................................................................25

     Section 3.1.   The Company's Right to Redeem; Notice to Trustee......................................25
     Section 3.2.   Selection of Securities to Be Redeemed................................................25
     Section 3.3.   Notice of Redemption..................................................................25
     Section 3.4.   Effect of Notice of Redemption........................................................26
     Section 3.5.   Deposit of Redemption Price...........................................................27
     Section 3.6.   Securities Redeemed in Part...........................................................27
     Section 3.7.   Repayment to the Company..............................................................27

ARTICLE IV REPURCHASE OF SECURITIES AT THE OPTION OF HOLDERS ON SPECIFIC DATES............................27

     Section 4.1.   Optional Put..........................................................................27
     Section 4.2.   The Company's Right to Elect Manner of Payment of Repurchase Price....................30
     Section 4.3.   Effect of Repurchase Notice...........................................................32
     Section 4.4.   Deposit of Repurchase Price...........................................................33
     Section 4.5.   Securities Repurchased in Part........................................................34

                                        i
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
     Section 4.6.   Covenant to Comply With Securities Laws Upon Repurchase of Securities.................34
     Section 4.7.   Repayment to the Company..............................................................34

ARTICLE V REPURCHASE AT THE OPTION OF HOLDERS  UPON A CHANGE OF CONTROL...................................34

     Section 5.1.   Change of Control Put.................................................................34
     Section 5.2.   The Company's Right to Elect Manner of Payment of Change of Control
                    Repurchase Price......................................................................38
     Section 5.3.   Effect of Change of Control Repurchase Notice.........................................40
     Section 5.4.   Deposit of Change of Control Repurchase Price.........................................41
     Section 5.5.   Securities Repurchased in Part........................................................41
     Section 5.6.   Covenant to Comply With Securities Laws Upon Repurchase of Securities.................42
     Section 5.7.   Repayment to the Company..............................................................42

ARTICLE VI COVENANTS......................................................................................42

     Section 6.1.   Payment of Securities.................................................................42
     Section 6.2.   SEC and Other Reports to the Trustee..................................................43
     Section 6.3.   Compliance Certificate................................................................44
     Section 6.4.   Further Instruments and Acts..........................................................44
     Section 6.5.   Maintenance of Office or Agency of the Trustee, Registrar, Paying Agent and
                    Conversion Agent......................................................................44
     Section 6.6.   Delivery of Information Required Under Rule 144A......................................44
     Section 6.7.   Waiver of Stay, Extension or Usury Laws...............................................45
     Section 6.8.   Statement by Officers as to Default...................................................45

ARTICLE VII SUCCESSOR CORPORATION.........................................................................45

     Section 7.1.   When Company May Merge or Transfer Assets.............................................45

ARTICLE VIII DEFAULTS AND REMEDIES........................................................................46

     Section 8.1.   Events of Default.....................................................................46
     Section 8.2.   Acceleration..........................................................................48
     Section 8.3.   Other Remedies........................................................................48
     Section 8.4.   Waiver of Past Defaults...............................................................49
     Section 8.5.   Control by Majority...................................................................49
     Section 8.6.   Limitation on Suits...................................................................49
     Section 8.7.   Rights of Holders to Receive Payment or to Convert....................................50
     Section 8.8.   Collection Suit by Trustee............................................................50
     Section 8.9.   Trustee May File Proofs of Claim......................................................50
     Section 8.10.  Priorities............................................................................51
     Section 8.11.  Undertaking for Costs.................................................................51

                                       ii
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
ARTICLE IX TRUSTEE........................................................................................52

     Section 9.1.   Duties of Trustee.....................................................................52
     Section 9.2.   Rights of Trustee.....................................................................53
     Section 9.3.   Individual Rights of Trustee..........................................................54
     Section 9.4.   Trustee's Disclaimer..................................................................54
     Section 9.5.   Notice of Defaults....................................................................55
     Section 9.6.   Reports by Trustee to Holders.........................................................55
     Section 9.7.   Compensation and Indemnity............................................................55
     Section 9.8.   Replacement of Trustee................................................................56
     Section 9.9.   Successor Trustee by Merger...........................................................57
     Section 9.10.  Eligibility; Disqualification.........................................................57
     Section 9.11.  Preferential Collection of Claims Against Company.....................................57

ARTICLE X DISCHARGE OF INDENTURE..........................................................................57

     Section 10.1.  Discharge of Liability on Securities..................................................57
     Section 10.2.  Repayment to the Company..............................................................58

ARTICLE XI AMENDMENTS.....................................................................................58

     Section 11.1.  Without Consent of Holders............................................................58
     Section 11.2.  With Consent of Holders...............................................................59
     Section 11.3.  Compliance with Trust Indenture Act...................................................60
     Section 11.4.  Revocation and Effect of Consents, Waivers and Actions................................60
     Section 11.5.  Notation on or Exchange of Securities.................................................61
     Section 11.6.  Trustee to Sign Supplemental Indentures...............................................61
     Section 11.7.  Effect of Supplemental Indentures.....................................................61

ARTICLE XII CONVERSION....................................................................................61

     Section 12.1.  Conversion Right......................................................................61
     Section 12.2.  Conversion Procedure; Conversion Price; Fractional Shares.............................63
     Section 12.3.  Adjustment of Conversion Price for Ordinary Shares....................................64
     Section 12.4.  Consolidation or Merger of the Company................................................73
     Section 12.5.  Notice of Adjustment..................................................................74
     Section 12.6.  Notice in Certain Events..............................................................75
     Section 12.7.  Company To Reserve Stock: Registration; Listing.......................................76
     Section 12.8.  Taxes on Conversion...................................................................76
     Section 12.9.  Conversion After Regular Record Date..................................................76
     Section 12.10. Company Determination Final...........................................................77
     Section 12.11. Responsibility of Trustee for Conversion Provisions...................................77
     Section 12.12. Unconditional Right of Holders to Convert.............................................77
     Section 12.13. Cash Conversion Option................................................................77

ARTICLE XIII MISCELLANEOUS................................................................................79

     Section 13.1.  Trust Indenture Act Controls..........................................................79

                                       iii
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
     Section 13.2.  Notices...............................................................................79
     Section 13.3.  Communication by Holders with Other Holders...........................................80
     Section 13.4.  Certificate and Opinion as to Conditions Precedent....................................80
     Section 13.5.  Statements Required in Certificate or Opinion.........................................81
     Section 13.6.  Separability Clause...................................................................81
     Section 13.7.  Rules by Trustee, Paying Agent, Conversion Agent and  Registrar.......................81
     Section 13.8.  Legal Holidays........................................................................81
     Section 13.9.  Governing Law; Submission to Jurisdiction; Service of Process.........................81
     Section 13.10. No Recourse Against Others............................................................82
     Section 13.11. Successors............................................................................82
     Section 13.12. Multiple Originals....................................................................82

EXHIBIT A           Form of Security
EXHIBIT B           Form of Certificate to be Delivered by Transferee in
                    Connection with Transfers to Institutional Accredited
                    Investors
EXHIBIT C           Form of Restrictive Legend for Ordinary Shares Issues Upon
                    Conversion

          INDENTURE dated as of November 22, 2002 between SCOTTISH ANNUITY & LIFE HOLDINGS, LTD., a Cayman Islands exempted company (the "COMPANY"), and THE BANK OF NEW YORK, a New York banking corporation, as trustee (the "TRUSTEE").

          Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company's 4.50% Senior Convertible Notes due 2022:

                                    ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE

          SECTION 1.1. DEFINITIONS.

          "ADDITIONAL AMOUNTS" has the meaning set forth in the Registration Rights Agreement. All references herein or in the Securities to interest accrued or payable as of any date shall include any Additional Amounts accrued or payable as of such date as provided in the Registration Rights Agreement.

          "AFFILIATE" of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control" when used with respect to any specified person means the power to direct or cause the direction of the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "AGENT MEMBERS" has the meaning set forth in Section 2.1(b).

          "APPLICABLE PROCEDURES" means, with respect to any transfer or transaction involving a Global Security or beneficial interest therein, the rules and procedures of the Depositary for such Security, in each case to the extent applicable to such transaction and as in effect from time to time.

          "APPLICABLE STOCK" means (a) the Ordinary Shares and (b) in the event of a merger, consolidation or other similar transaction involving the Company that is otherwise permitted hereunder in which the Company is not the surviving corporation, the common stock or ordinary shares of such surviving corporation or its direct or indirect parent corporation.

          "BANKRUPTCY LAW" means Title 11, United States Code, or any similar Federal or State law for the relief of debtors.

          "BOARD OF DIRECTORS" means either the board of directors of the Company or any duly authorized committee of such board.

          "BOARD RESOLUTION" means a resolution of the Board of Directors.

          "BUSINESS DAY" means each day of the year other than a Saturday or a Sunday or other day on which banking institutions in the City of New York are required or authorized by law or regulation to close.

          "CAPITAL STOCK" of any corporation or company means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that corporation or the capital of that company.

          "CASH" means such coin or currency of the United States as at any time of payment is legal tender for the payment of public and private debts.

          "CASH AMOUNT" has the meaning set forth in Section 12.13(a).

          "CASH SETTLEMENT AVERAGING PERIOD" has the meaning set forth in
Section 12.13(a).

          "CASH SETTLEMENT NOTICE PERIOD" has the meaning set forth in Section 12.13(a).

          "CERTIFICATED SECURITIES" means Securities that are in substantially the form attached hereto as Exhibit A and that do not include the information called for by footnotes 1 and 3 thereof.

          A "CHANGE OF CONTROL" will be deemed to have occurred at such time after the Securities are originally issued when any of the following events shall occur:

               (a) the acquisition by any person, including any syndicate or group deemed to be a "person" under Section 13(d)(3) of the Exchange Act of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchase, merger or other acquisition transactions, of shares of the Capital Stock of the Company entitling that person to exercise 50% or more of the total voting power of all shares of the Capital Stock of the Company entitled to vote generally in elections of directors;

               (b) the first day on which a majority of the members of the Board of Directors are not Continuing Directors;

               (c) the Company consolidates or merges with or into any other person, any merger of another person into the Company, or any conveyance, transfer, sale, lease or other disposition of all or substantially all of the Company's properties and assets to another person, other than:

                        (i) any transaction: (A) that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of the Company's Capital Stock; and (B) pursuant to which holders of the Company's Capital Stock immediately prior to the transaction have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all shares of Capital Stock entitled to vote generally in elections of directors of the

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          continuing or surviving Person immediately after giving effect to such issuance; and

                        (ii) any merger, share exchange, transfer of assets or similar transaction solely for the purpose of changing the Company's jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding Ordinary Shares, if at all, solely into common stock or ordinary shares of the surviving Person or a direct or indirect parent of the surviving corporation; or

               (d) there shall occur the liquidation or dissolution of the Company.

          Notwithstanding the foregoing provisions, a Change of Control will not be deemed to have occurred if:

               (x) the Sale Price per Ordinary Share for any five Trading Days within (1) the period of 10 consecutive Trading Days ending immediately after the later of the Change of Control or the public announcement of the Change of Control, in the case of a Change of Control under clause (a) or (b) above, or (2) the period of 10 consecutive Trading Days ending immediately before the Change of Control, in the case of a Change of Control under clause (c) above, equals or exceeds 105% of the Conversion Price of the Securities in effect on each of those five Trading Days; or

               (y) in the case of a Change of Control under clause (c) above, 100% of the consideration in the transaction or transactions (other than cash payments for fractional shares and cash payments made in respect of dissenters' appraisal rights) constituting a Change of Control consists of shares of common stock, ordinary shares or American Depositary Shares traded or to be traded immediately following a Change of Control on a U.S. national securities exchange or the Nasdaq National Market, and, as a result of the transaction or transactions, the Securities become convertible into that common stock, ordinary shares or American Depositary Shares (and any rights attached thereto).

          For the purposes of this definition, (i) whether a person is a "beneficial owner" shall be determined in accordance with Rule 13d-3 under the Exchange Act and (ii) the term "person" includes any syndicate or group that would be deemed to be a "person" under Section 13(d)(3) of the Exchange Act.

          "CHANGE OF CONTROL REPURCHASE DATE" has the meaning set forth in
Section 5.1(a).

          "CHANGE OF CONTROL REPURCHASE NOTICE" has the meaning set forth in
Section 5.1(c).

          "CHANGE OF CONTROL REPURCHASE PRICE" has the meaning set forth in
Section 5.1(a).

          "CODE" means the Internal Revenue Code of 1986, as amended.

          "COMPANY" means the party named as the "Company" in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.

          "COMPANY REQUEST" or "COMPANY ORDER" means a written request or order signed in the name of the Company by any two Officers, at least one of whom is the Chief Executive Officer, the President or the Chief Financial Officer.

          "CONTINUING DIRECTOR" means, as of any date of determination, any member of the Board of Directors who (a) was a member of the Board of Directors on the date of original issuance of the Securities or (b) was nominated for election to the Board of Directors or elected to the Board of Directors with the approval of a majority of the Board of Directors still in office who were either members of the Board of Directors on the date of original issuance of the Securities or whose nomination or election was so approved.

          "CONVERSION AGENT" has the meaning set forth in Section 2.3.

          "CONVERSION NOTICE" has the meaning set forth in Section 12.2(b).

          "CONVERSION OBLIGATION" has the meaning set forth in Section 12.13(a).

          "CONVERSION PERIOD" means the period from and including the 30th Trading Day in a fiscal quarter to, but not including, the 30th Trading Day in the immediately following fiscal quarter.

          "CONVERSION PRICE" means initially $21.71, subject to adjustment as set forth herein.

          "CONVERSION RATE" means, at any time, $1,000 divided by the Conversion Price in effect at such time, rounded to three decimal places (rounded up if the fourth decimal place thereof is 5 or more and otherwise rounded down).

          "CONVERSION RETRACTION PERIOD" has the meaning set forth in Section 12.13(a).

          "CORPORATE TRUST OFFICE" means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 101 Barclay Street, 21st Floor, New York, New York 10286, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as a successor Trustee may designate from time to time by notice to the Holders and the Company).

          "CURRENT MARKET PRICE" has the meaning set forth in Section 12.3(g).

          "CUSTODIAN" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

          "DEFAULT" means, when used with respect to the Securities, any event which is, or after notice or passage of time or both would be, an Event of Default.

          "DEPOSITARY" means, with respect to any Global Securities, a clearing agency that is registered as such under the Exchange Act and is designated by the Company to act as Depositary for such Global Securities (or any successor securities clearing agency so registered), which shall initially be DTC.

          "DESIGNATED SUBSIDIARY" means any existing or future, direct or indirect, Subsidiary of the Company whose assets constitute 15% or more of the total assets of the Company on a consolidated basis.

          "DISTRIBUTED ASSETS" has the meaning set forth in Section 12.3(d).

          "DTC" means The Depository Trust Company, a New York corporation.

          "EVENT OF DEFAULT" has the meaning set forth in Section 8.1.

          "EXCESS AMOUNT" has the meaning set forth in Section 12.3(f).

          "EXCHANGE ACT" means the United States Securities Exchange Act of 1934, as amended.

          "EX-DIVIDEND TIME" means, with respect to any issuance or distribution on Ordinary Shares, the first Trading Day on which the Ordinary Shares trade regular way on the principal securities market on which the Ordinary Shares are then traded without the right to receive such issuance or distribution.

          "EXPIRATION TIME" has the meaning set forth in Section 12.3(f).

          "FAIR MARKET VALUE" has the meaning set forth in Section 12.3(g).

          "GLOBAL SECURITIES" means Securities that are in substantially the form attached hereto as Exhibit A and that include the information called for by footnotes 1 and 3 thereof and that are deposited with the Depositary or its custodian and registered in the name of, the Depositary or its nominee.

          "HOLDER" or "SECURITYHOLDER" means a person in whose name a Security is registered on the Registrar's books.

          "INDEBTEDNESS" has the meaning set forth in Section 2.14.

          "INDENTURE" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof, including the provisions of the TIA that are explicitly incorporated in this Indenture by reference to the TIA.

          "INTEREST PAYMENT DATE" has the meaning set forth in Exhibit A attached hereto.

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          "ISSUE DATE" of any Security means the date on which such Security was originally issued or deemed issued as set forth on the face of the Security.

          "LEGAL HOLIDAY" means any day other than a Business Day.

          "MARKET PRICE" means the average of the Sale Prices of one share of Applicable Stock for the 20-Trading Day period immediately preceding and including the Business Day immediately preceding the Repurchase Date or Change of Control Repurchase Date, as the case may be (or if the Business Day immediately preceding the Repurchase Date or Change of Control Repurchase Date, as the case may be, is not a Trading Day, then on the last Trading Day immediately preceding the Business Day), appropriately adjusted to take into account the occurrence, during the period commencing on the first of such Trading Days during such 20-Trading Day period and ending on the Repurchase Date or Change of Control Repurchase Date, as the case may be, of any event described in Sections 12.3 or 12.4.

          "MOODY'S" means Moody's Investors Service, Inc. and its successors.

          "NON-ELECTING SHARE" has the meaning set forth Section 12.4.

          "NOTICE OF DEFAULT" has the meaning set forth in Section 8.1.

          "NYSE" means The New York Stock Exchange, Inc.

          "OFFICER" means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer, the Controller, the Secretary, any Assistant Treasurer or Assistant Secretary of the Company.

          "OFFICERS' CERTIFICATE" means a written certificate containing the information specified in Sections 13.4 and 13.5, signed in the name of the Company by any two Officers, at least one of whom is the Chief Executive Officer, the President or the Chief Financial Officer, and delivered to the Trustee. An Officers' Certificate given pursuant to Section 6.3 shall be signed by the principal financial or accounting Officer of the Company and one other Officer.

          "OPINION OF COUNSEL" means a written opinion containing the information specified in Sections 13.4 and 13.5, from legal counsel. The counsel may be an employee of, or counsel to, the Company.

          "ORDINARY SHARES" means the ordinary shares, $0.01 par value per ordinary share, of the Company as that stock exists on the date of this Indenture or any other shares of Capital Stock of the Company into which such Ordinary Shares shall be reclassified or changed.

          "PAYING AGENT" has the meaning set forth in Section 2.3.

          "PERSON" or "PERSON" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof (and for purposes of the definition of "Change of Control" shall also have the meaning set forth in such definition).

          "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

          "RECORD DATE" has the meaning set forth in Section 12.3(g).

          "REDEMPTION DATE" means, when used with respect to any Security to be redeemed, the date fixed for redemption pursuant to this Indenture.

          "REDEMPTION PRICE" has the meaning set forth in Section 3.1.

          "REFERENCE PERIOD" has the meaning set forth in Section 12.3(d).

          "REGISTRAR" has the meaning set forth in Section 2.3.

          "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement, dated November 22, 2002, between the Company and Bear, Stearns & Co. Inc. and Putnam Lovell Securities Inc.

          "REGULAR RECORD DATE" has the meaning set forth in Exhibit A attached hereto.

          "REPURCHASE DATE" has the meaning set forth in Section 4.1(a).

          "REPURCHASE NOTICE" has the meaning set forth in Section 4.1(c).

          "REPURCHASE PRICE" has the meaning set forth in Section 4.1(a).

          "RESPONSIBLE OFFICER" means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president or assistant treasurer or any other officer of the Trustee who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

          "RESTRICTED CERTIFICATED SECURITY" means a Certificated Security which is a Transfer Restricted Security.

          "RESTRICTED GLOBAL SECURITY" means a Global Security that is a Transfer Restricted Security.

          "RESTRICTED SECURITY" means a Restricted Certificated Security or a Restricted Global Security.

          "RULE 144A" means Rule 144A under the Securities Act (or any successor provision), as it may be amended from time to time.

          "SALE PRICE" of a share of Applicable Stock on any date means the closing per share sale price (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date as reported on the NYSE or, if the shares of Applicable Stock are not listed on the NYSE, as reported on a national securities exchange, or if not listed on a national securities exchange, as reported by the Nasdaq system. In the absence of such quotations, the Company shall be entitled to determine the sale price on the basis of such quotations as it considers appropriate.

          "SEC" means the United States Securities and Exchange Commission.

          "SECURITIES" means any of the Company's 4.50% Senior Convertible Notes due 2022, as amended or supplemented from time to time, issued under this Indenture.

          "SECURITIES ACT" means the United States Securities Act of 1933, as amended.

          "SPECIAL RECORD DATE" has the meaning set forth in Exhibit A attached hereto.

          "SPIN-OFF" has the meaning set forth in Section 12.3(d).

          "STANDARD & POOR'S" means Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc., and its successors.

          "STATED MATURITY", when used with respect to any Security, means December 1, 2022.

          "SUBSIDIARY" means any person of which at least a majority of the outstanding Voting Stock shall at the time directly or indirectly be owned or controlled by the Company or by one or more Subsidiaries or by the Company and one or more Subsidiaries.

          "10% SHAREHOLDER" means a Person that owns, directly or indirectly, applying the provisions of Section 958(a) of the Code, or by attribution, applying the provisions of Section 958(b) of the Code, 10% or more of the outstanding Ordinary Shares.

          "TIA" means the United States Trust Indenture Act of 1939 as in effect on the date of this Indenture, provided, however, that in the event the TIA is amended after such date, TIA means, to the extent required by any such amendment, the TIA as so amended.

          "TRADING DAY" means:

               (a) if the applicable security is listed or admitted for trading on the NYSE, a day on which the NYSE is open for business;

               (b) if the applicable security is quoted on the Nasdaq National Market, a day on which trades may be made on the Nasdaq National Market; or

               (c) if the applicable security is not so listed or admitted for trading on the NYSE and not so quoted on the Nasdaq National Market, a day on which the principal U.S. exchange on which the securities are listed is open for business.

          "TRANSFER CERTIFICATE" has the meaning set forth in Section 2.12(f).

          "TRANSFER RESTRICTED SECURITY" has the meaning set forth in Section 2.12(f).

          "TRIGGER EVENT" has the meaning set forth in Section 12.3(d).

          "TRUSTEE" means the party named as the "Trustee" in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.

          "UNRESTRICTED CERTIFICATED SECURITY" means a Certificated Security that is not a Transfer Restricted Security.

          "UNRESTRICTED GLOBAL SECURITY" means a Global Security that is not a Transfer Restricted Security.

          "VOTING STOCK" of a person means Capital Stock of such person of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such person (irrespective of whether or not at the time Capital Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

          SECTION 1.2. INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

          Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

          "COMMISSION" means the SEC.

          "INDENTURE SECURITIES" means the Securities.

          "INDENTURE SECURITY HOLDER" means a Securityholder.

          "INDENTURE TO BE QUALIFIED" means this Indenture.

          "INDENTURE TRUSTEE" or "institutional trustee" means the Trustee.

          "OBLIGOR" on the indenture securities means the Company.

          All other TIA terms used but not defined in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

          SECTION 1.3. RULES OF CONSTRUCTION.

          Unless the context otherwise requires:

          (a)  a term has the meaning assigned to it;

          (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with accounting principles generally accepted in the United States as in effect from time to time;

          (c)  "or" is not exclusive;

          (d)  "including" means including, without limitation; and

          (e) words in the singular include the plural, and words in the plural include the singular.

          SECTION 1.4. ACTS OF HOLDERS.

          (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company, as described in Section 13.2. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

          (b) The fact and date of the execution by any person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such officer the execution thereof. Where such execution is by a signer acting in a capacity other than such signer's individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer's authority, if it so states. The fact and date of the execution of any such instrument or writing, or the authority of the person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

          (c) The principal amount and serial number of any Security and the ownership of Securities shall be proved by the register maintained by the Registrar for the Securities.

          (d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

          (e) If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

                                   ARTICLE II

                                 THE SECURITIES

          SECTION 2.1. FORM AND DATING.

          The Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A attached hereto, which is a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage (provided that any such notation, legend or endorsement required by usage is in a form acceptable to the Company). The Company shall provide any such notations, legends or endorsements to the Trustee in writing. Each Security shall be dated the date of its authentication.

          (a) RESTRICTED GLOBAL SECURITIES. All of the Securities are being offered and sold within the United States to QIBs in reliance on Rule 144A and shall be issued, initially in the form of one or more Restricted Global Securities, which shall be deposited with the Trustee at its Corporate Trust Office, as custodian for the Depositary and registered in the name of DTC or the nominee thereof, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Restricted Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary as hereinafter provided.

          (b) GLOBAL SECURITIES IN GENERAL. Each Global Security shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall initially represent the aggregate amount of outstanding Securities stated thereon, but that the aggregate amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions, repurchases and conversions of such Securities.

          Any adjustment of the aggregate principal amount of a Global Security to reflect the amount of any increase or decrease in the amount of outstanding Securities represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.12 and shall be made on the records of the Trustee and the Depositary.

          Neither any members of, or participants in, the Depositary (collectively, the "AGENT MEMBERS") nor any other persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Security registered in the name of the Depositary or any nominee thereof, or under any such Global Security, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing contained herein shall (A) prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or (B) impair, as between the Depositary, its Agent Members and any other person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a holder of any Security.

          (c) CERTIFICATED SECURITIES. Certificated Securities will be issued only under the limited circumstances provided in Section 2.12(a)(i).

          SECTION 2.2. EXECUTION AND AUTHENTICATION.

          The Securities shall be executed on behalf of the Company by any Officer. The signature of the Officer on the Securities may be manual or facsimile.

          A Security bearing the manual or facsimile signature of an individual who was at the time of the execution of the Security an Officer shall bind the Company, notwithstanding that such individual has ceased to hold such office(s) prior to the authentication and delivery of such Securities or did not hold such office(s) at the date of authentication of such Securities.

          No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized signatory, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

          The Trustee shall authenticate and deliver the Securities for original issue in an aggregate principal amount of up to $115,000,000 upon one or more Company Orders without any further action by the Company (other than as contemplated in Section 13.4 and Section 13.5). The aggregate principal amount of the Securities due at the Stated Maturity thereof outstanding at any time may not exceed the amount set forth in the foregoing sentence except as provided in
Section 2.7. In authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the trustee shall receive and shall be fully protected in relying upon:

          (a) a copy of the Board Resolution in or pursuant to which the terms and form of the Securities were established, the issuance and sale of the Securities was authorized, this Indenture was authorized and specified Officers were authorized to establish the form and determine the terms of the Securities and the form of this Indenture, to execute the Securities and this Indenture on behalf of the Company and to take any other necessary actions relating thereto and evidence of any actions taken by authorized Officers pursuant to that Board Resolution, each certified by the Secretary, an Assistant Secretary or the General Counsel of the Company to have been duly adopted by the Board of Directors or taken by any authorized Officer and to be in full force and effect as of the date of such certificate;

          (b)  an Officers' Certificate delivered in accordance with Sections
     13.4 and 13.5; and

          (c)  an Opinion of Counsel which shall state:

               (i) that the form of such Securities has been established by or pursuant to a resolution of the Board of Directors and in conformity with the provisions of this Indenture;

               (ii) that the terms of such Securities have been established in or pursuant to a resolution of the Board of Directors and in conformity with the other provisions of this Indenture;

               (iii) that such Securities, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting the enforcement of creditors' rights and to general equity principles;

               (iv) that all laws and requirements in respect of the execution and delivery by the Company of such Securities have been complied with; and

               (v) that this Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable in accordance with its terms.

          The Trustee shall act as the initial authenticating agent. Thereafter, the Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.

          The Securities shall be issued only in registered form without coupons and only in denominations of $1,000 of principal amount and any integral multiple of $1,000.

          SECTION 2.3. REGISTRAR, PAYING AGENT AND CONVERSION AGENT.

          The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange ("REGISTRAR"), an office or agency where Securities may be presented for redemption, repurchase or payment ("PAYING AGENT"), an office or agency where Securities may be presented for conversion ("CONVERSION AGENT") and an office or agency where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. Pursuant to Section 6.5, the Company will at all times maintain a Registrar, Paying Agent, Conversion Agent and an office or agency where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served in the Borough of Manhattan, New York City. The Registrar shall keep a register of the Securities and of their transfer and exchange.

          The Company may have one or more co-registrars, one or more additional paying agents and one or more additional conversion agents. The term Paying Agent includes any additional paying agent, including any named pursuant to
Section 6.5. The term Conversion Agent includes any additional conversion agent, including any named pursuant to Section 6.5.

          The Company shall enter into an appropriate limited agency agreement with any Registrar, Paying Agent, Conversion Agent or co-registrar (in each case, if such Registrar, agent or co-registrar is a Person other than the Trustee). The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 9.7. The Company or any Subsidiary or an Affiliate of either of them may act as Paying Agent, Registrar, Conversion Agent or co-registrar.

          The Company hereby initially appoints the Trustee as Registrar, Paying Agent and Conversion Agent in connection with the Securities.

          SECTION 2.4. PAYING AGENT TO HOLD CASH AND SECURITIES IN TRUST.

          Except as otherwise provided herein, prior to 10:00 a.m., New York City time, on each due date of payments in respect of any Security, the Company shall deposit with the Paying Agent cash (in immediately available funds if deposited on the due date) or number of shares of Applicable Stock sufficient to make such payments when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all cash and Applicable Stock held by the Paying Agent for the making of payments in respect of the Securities and shall notify the Trustee of any default by the Company in making any such payment. If the Company, a Subsidiary or an Affiliate of either of them acts as Paying Agent, it shall segregate the money and Applicable Stock held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all cash and Applicable Stock held by it to the Trustee, and to account for any funds and Applicable Stock disbursed by it, and the Trustee may at any time during the continuance of any such default, upon the written request to the Paying Agent, require such Paying Agent to forthwith pay to the Trustee all cash and Applicable Stock so held in trust. Upon doing so, the Paying Agent shall have no further liability for the cash or Applicable Stock.

          SECTION 2.5. SECURITYHOLDER LISTS.

          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall cause to be furnished to the Trustee on or before each semiannual interest payment date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

          SECTION 2.6. TRANSFER AND EXCHANGE.

          (a) Subject to compliance with any applicable additional requirements contained in Section 2.12, when a Security is presented to the Registrar with a request to register a transfer thereof or to exchange such Security for an equal principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested; PROVIDED, HOWEVER, that every Security presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by an assignment form and, if applicable, a transfer certificate, each in the form included in Exhibit A attached hereto and in form satisfactory to the Registrar and each duly executed by the Holder thereof or its attorney duly authorized in writing. To permit registration of transfers and exchanges, upon surrender of any Security for registration of transfer or exchange at an office or agency maintained for such purpose pursuant to Section 2.3, the Company shall execute, and the Trustee shall authenticate Securities of a like aggregate principal amount at the Registrar's request. Any transfer or exchange shall be without charge, except that the Company or the Registrar may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with the transfer or exchange of the Securities from the Securityholder requesting such transfer or exchange.

          Neither the Company, the Registrar nor the Trustee shall be required to exchange or register a transfer of (i) any Securities selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed), (ii) any Securities in respect of which a Repurchase Notice or a Change of Control Repurchase Notice has been given and not withdrawn by the Holder thereof in accordance with the terms of this Indenture (except, in the case of Securities to be repurchased in part, the portion thereof not to be repurchased) or (iii) any Securities for a period of 15 days before the mailing of a notice of redemption of Securities to be redeemed.

          All Securities issued upon any transfer or exchange of Securities shall be valid obligations of the Company, evidencing the same debt and entitled to the same benefits under this Indenture, as the Securities surrendered upon such transfer or exchange.

          (b) Any Registrar appointed pursuant to Section 2.3 shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Securities upon transfer or exchange of Securities.

          (c) Each Holder of a Security agrees to indemnify the Company, the Registrar and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder's Security in violation of any provision of this Indenture and/or applicable United States federal or state securities law.

          The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Agent Members or other beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

          SECTION 2.7. REPLACEMENT SECURITIES.

          If (a) any mutilated Security is surrendered to the Company, the Registrar or the Trustee, or (b) the Company, the Registrar and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company, the Registrar and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company, the Registrar or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon its written request the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount, bearing a certificate number not contemporaneously outstanding.

          In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be redeemed by the Company pursuant to Article III or repurchased by the Company pursuant to
Article IV or V, the Company in its discretion may, instead of issuing a new Security, pay, redeem or repurchase such Security, as the case may be.

          Upon the issuance of any new Securities under this Section 2.7, the Company may require the payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee or the Registrar) connected therewith.

          Every new Security issued pursuant to this Section 2.7 in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

          The provisions of this Section 2.7 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

          SECTION 2.8. OUTSTANDING SECURITIES; DETERMINATIONS OF HOLDERS'
ACTION.

          Securities outstanding at any time are all the Securities authenticated by the Trustee, except for those cancelled by it, those paid, redeemed or repurchased pursuant to Section 2.7, those delivered to it for cancellation and those described in this Section 2.8 as not outstanding.

          A Security does not cease to be outstanding because the Company or an Affiliate thereof holds the Security; PROVIDED, HOWEVER, that in determining whether the Holders of the requisite principal amount of Securities have given or concurred in any request, demand, authorization, direction, notice, consent, waiver, or other Act hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other Act, only Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Subject to the foregoing, only Securities outstanding at the time of such determination shall be considered in any such determination.

          If a Security is replaced pursuant to Section 2.7, the replaced Security ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser unaware that such Security has been replaced.

          If the Paying Agent holds, in accordance with the terms of this Indenture, prior to 10:00 a.m., New York City time, on a Redemption Date, a Repurchase Date, a Change of Control Repurchase Date or Stated Maturity, as the case may be, cash or securities, if permitted hereunder, sufficient to pay Securities payable on that date, then on such Redemption Date, Repurchase Date, Change of Control Repurchase Date or Stated Maturity, as the case may be, such Securities shall cease to be outstanding and interest and Additional Amounts, if any, on such Securities shall cease to accrue.

          If a Security is converted in accordance with Article XII, then from and after the time of conversion on the date of conversion, such Security shall cease to be outstanding and interest and Additional Amounts, if any, on such Security shall cease to accrue.

          SECTION 2.9. TEMPORARY SECURITIES.

          Pending the preparation of definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities.

          If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 2.3, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations. Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

          SECTION 2.10. CANCELLATION.

          All Securities surrendered for payment, repurchase by the Company pursuant to Articles IV or V, conversion, redemption or registration of transfer or exchange shall, if surrendered to any person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee. The Company may not issue new Securities to replace Securities it has paid or delivered to the Trustee for cancellation or that any Holder has converted pursuant to Article XII. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be disposed of by the Trustee in accordance with the Trustee's customary procedure.

          SECTION 2.11. PERSONS DEEMED OWNERS.

          Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment (whether in cash or Applicable Stock) of principal of, Redemption Price, Repurchase Price or Change of Control Repurchase Price, and interest and Additional Amounts, if any, on, the Security, for the purpose of receiving cash or Applicable Stock upon conversion and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

          SECTION 2.12. ADDITIONAL TRANSFER AND EXCHANGE REQUIREMENTS.

          (a)  TRANSFER AND EXCHANGE OF GLOBAL SECURITIES.

               (i) Certificated Securities shall be issued in exchange for interests in the Global Securities only if (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the Global Securities or if it at any time ceases to be a "clearing agency" registered under the Exchange Act, if so required by applicable law or regulation and a successor Depositary is not appointed by the Company within 90 days, or (y) an Event of Default has occurred and is continuing. In either case, the Company shall execute, and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver promptly), authenticate and deliver Certificated Securities in an aggregate principal amount equal to the principal amount of such Global Securities in exchange therefor. Only Restricted Certificated Securities shall be issued in exchange for beneficial interests in Restricted Global Securities, and only Unrestricted Certificated Securities shall be issued in exchange for beneficial interests in Unrestricted Global Securities. Certificated Securities issued in exchange for beneficial interests in Global Securities shall be registered in such names and shall be in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver or cause to be delivered such Certificated Securities to the Persons in whose name such Securities are so registered. Such exchange shall be effected in accordance with the Applicable Procedures.

               (ii) Notwithstanding any other provisions of this Indenture other than the provisions set forth in Section 2.12(a)(i), a Global Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

          (b) TRANSFER AND EXCHANGE OF CERTIFICATED SECURITIES. In the event that Certificated Securities are issued in exchange for beneficial interests in Global Securities in accordance with Section 2.12(a)(i), and, on or after such event, Certificated Securities are presented by a Holder to the Registrar with a request:

          (x) to register the transfer of the Certificated Securities to a person who will take delivery thereof in the form of Certificated Securities only; or

          (y) to exchange such Certificated Securities for an equal principal amount of Certificated Securities of other authorized denominations,

such Registrar shall register the transfer or make the exchange as requested; PROVIDED, HOWEVER, that the Certificated Securities presented or surrendered for register of transfer or exchange:

               (i) shall be duly endorsed or accompanied by a written instrument of transfer in accordance with the proviso to the first paragraph of Section 2.6; and

               (ii) in the case of a Restricted Certificated Security, such request shall be accompanied by the following additional information and documents, as applicable:

                        (A) if such Restricted Certificated Security is being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, or such Restricted Certificated Security is being transferred to the Company or a Subsidiary of the Company, a certification to that effect from such Holder (in substantially the form set forth in the Transfer Certificate);

                        (B) if such Restricted Certificated Security is being transferred to a person the Holder reasonably believes is a QIB in accordance with Rule 144A or pursuant to an effective registration statement under the Securities Act, a certification to that effect from such Holder (in substantially the form set forth in the Transfer Certificate); or

                        (C) if such Restricted Certificated Security is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 or to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) pursuant to and in compliance with an exemption from the registration requirements under the Securities Act, a certification to that effect from the Holder (in substantially the form set forth in the Transfer Certificate) and, in the case of a transfer to an institutional accredited investor, a certificate containing certain representations and warranties (in substantially the form set forth in

          Exhibit B) and, in either case, if the Company or the Registrar so requests, a customary Opinion of Counsel, certificates and other information reasonably acceptable to the Company and the Registrar to the effect that such transfer does not require registration under the Securities Act.

          (c) TRANSFER OF A BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL SECURITY FOR A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL SECURITY. Any person having a beneficial interest in a Restricted Global Security may upon request, subject to the Applicable Procedures, transfer such beneficial interest to a person who is required or permitted to take delivery thereof in the form of an Unrestricted Global Security. Upon receipt by the Trustee of written instructions, or such other form of instructions as is customary for the Depositary, from the Depositary or its nominee on behalf of any person having a beneficial interest in a Restricted Global Security and the following additional information and documents in such form as is customary for the Depositary from the Depositary or its nominee on behalf of the person having such beneficial interest in the Restricted Global Security (all of which may be submitted by facsimile or electronically):

               (i) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certification to that effect from the Holder (in substantially the form set forth in the Transfer Certificate); or

               (ii) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certification to that effect from the Holder (in substantially the form set forth in the Transfer Certificate) and, if the Company or the Trustee so requests, a customary Opinion of Counsel, certificates and other information reasonably acceptable to the Company and the Trustee to the effect that such transfer does not require registration under the Securities Act, the Trustee, as the Registrar, shall reduce or cause to be reduced the aggregate principal amount of the Restricted Global Security by the appropriate principal amount and shall increase or cause to be increased the aggregate principal amount of the Unrestricted Global Security by a like principal amount. Such transfer shall otherwise be effected in accordance with the Applicable Procedures. If no Unrestricted Global Security is then outstanding, the Company shall execute and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver promptly), authenticate and deliver an Unrestricted Global Security.

          (d) TRANSFER OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL SECURITY FOR A BENEFICIAL INTEREST IN A RESTRICTED GLOBAL SECURITY. Any person having a beneficial interest in an Unrestricted Global Security may upon request, subject to the Applicable Procedures, transfer such beneficial interest to a person who is required or permitted to take delivery thereof in the form of a Restricted Global Security (it being understood that only QIBs may own beneficial interests in Restricted Global Securities). Upon receipt by the Trustee of written instructions, or such other form of instructions as is customary for the Depositary, from the Depository or its nominee on behalf of any person having a beneficial interest in an Unrestricted Global Security and the following additional information and documents in such form as is customary for the Depositary, from the Depositary or its nominee on behalf of the person having such beneficial interest in the Unrestricted Global Security (all of which may be submitted by facsimile or electronically): a certification from the Holder (in substantially the form set forth in the Transfer Certificate) to the effect that such beneficial interest is being transferred to a person that the transferor reasonably believes is a QIB in accordance with Rule 144A. The Trustee, as the Registrar, shall reduce or cause to be reduced the aggregate principal amount of the Unrestricted Global Security by the appropriate principal amount and shall increase or cause to be increased the aggregate principal amount of the Restricted Global Security by a like principal amount. Such transfer shall otherwise be effected in accordance with the Applicable Procedures. If no Restricted Global Security is then outstanding, the Company shall execute and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver promptly), authenticate and deliver a Restricted Global Security.

          (e) TRANSFERS OF CERTIFICATED SECURITIES FOR BENEFICIAL INTEREST IN GLOBAL SECURITIES. In the event that Certificated Securities are issued in exchange for beneficial interests in Global Securities and, thereafter, the events or conditions specified in Section 2.12(a)(i) which required such exchange shall cease to exist, the Company shall mail notice to the Trustee and to the Holders stating that Holders may exchange Certificated Securities or interests in Global Securities by complying with the procedures set forth in this Indenture and briefly describing such procedures and the events or circumstances requiring that such notice be given. Thereafter, if Certificated Securities are presented by a Holder to a Registrar with a request:

          (x) to register the transfer of such Certificated Securities to a person who will take delivery thereof in the form of a beneficial interest in a Global Security, which request shall specify whether such Global Security will be a Restricted Global Security or an Unrestricted Global Security, or

          (y) to exchange such Certificated Securities for an equal principal amount of beneficial interests in a Global Security, which beneficial interests will be owned by the Holder transferring such Certificated Securities (provided that in the case of such an exchange, Restricted Certificated Securities may be exchanged only for Restricted Global Securities and Unrestricted Certificated Securities may be exchanged only for Unrestricted Global Securities), the Registrar shall register the transfer or make the exchange as requested by canceling such Certificated Security and causing, or directing the Registrar to cause, the aggregate principal amount of the applicable Global Security to be increased accordingly and, if no such Global Security is then outstanding, the Company shall issue and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver promptly) authenticate and deliver a new Global Security;

PROVIDED, HOWEVER, that the Certificated Securities presented or surrendered for registration of transfer or exchange:

                        (1) shall be duly endorsed or accompanied by a written instrument of transfer in accordance with the proviso to Section 2.6;

                        (2) in the case of a Restricted Certificated Security to be transferred for a beneficial interest in an Unrestricted Global Security, such request shall be accompanied by the following additional information and documents, as applicable:

                                (i) if such Restricted Certificated Security is being transferred pursuant to an effective registration statement under the Securities Act, a certification to that effect from such Holder (in substantially the form set forth in the Transfer Certificate); or

                                (ii) if such Restricted Certificated Security is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certification to that effect from such Holder (in substantially the form set forth in the Transfer Certificate) and, if the Company or the Registrar so requests, a customary Opinion of Counsel, certificates and other information reasonably acceptable to the Company and the Trustee to the effect that such transfer does not require registration under of the Securities Act;

                        (3) in the case of a Restricted Certificated Security to be transferred or exchanged for a beneficial interest in a Restricted Global Security, such request shall be accompanied by a certification from such Holder (in substantially the form set forth in the Transfer Certificate) to the effect that such Restricted Certificated Security is being transferred to a person the Holder reasonably believes is a QIB (which, in the case of an exchange, shall be such Holder) in accordance with Rule 144A;

                        (4) in the case of an Unrestricted Certificated Security to be transferred or exchanged for a beneficial interest in an Unrestricted Global Security, such request need not be accompanied by any additional information or documents; and

                        (5) in the case of an Unrestricted Certificated Security to be transferred or exchanged for a beneficial interest in a Restricted Global Security, such request shall be accompanied by a certification from such Holder (in substantially, the form set forth in the Transfer Certificate) to the effect that such Unrestricted Certificated Security is being transferred to a person the Holder reasonably believes is a QIB (which, in the case of an exchange, shall be such Holder) in accordance with Rule 144A.

          (f)  LEGENDS.

                        (1) Except as permitted by the following paragraphs (2),
          (3) and (4), each Global Security and Certificated Security (and all Securities issued in exchange therefor or upon registration of transfer or replacement thereof) shall bear a legend in substantially the form called for by footnote 2 to Exhibit A attached hereto (each a "TRANSFER RESTRICTED SECURITY"), for so long as it is required by this Indenture to bear such legend. Each Transfer Restricted Security shall have attached thereto a certificate (a "TRANSFER CERTIFICATE") in substantially the form called for by footnote 4 to Exhibit A attached hereto.

                        (2) Upon any sale or transfer of a Transfer Restricted Security (x) after the expiration of the holding period applicable to sales of the Securities under Rule 144(k) of the Securities Act; (y) pursuant to Rule 144 or (z) pursuant to an effective registration statement under the Securities Act:

                                (i)     in the case of any Restricted
                        Certificated Security, any Registrar shall permit the Holder thereof to exchange such Restricted Certificated Security for an Unrestricted Certificated Security, or (under the circumstances described in Section 2.12(e)) to transfer such Restricted Certificated Security to a transferee who shall take such Security in the form of a beneficial interest in an Unrestricted Global Security, and in each case shall rescind any restriction on the transfer of such Security; PROVIDED, HOWEVER, that the Holder of such Restricted Certificated Security shall, in connection with such exchange or transfer, comply with the other applicable provisions of this Section 2.12; and

                                (ii) in the case of any beneficial interest in a Restricted Global Security, the Trustee shall permit the beneficial owner thereof to transfer such beneficial interest to a transferee who shall take such interest in the form of a beneficial interest in an Unrestricted Global Security and shall rescind any restriction on transfer of such beneficial interest; PROVIDED, that such Unrestricted Global Security shall continue to be subject to the provisions of Section 2.12(a)(ii); and PROVIDED, FURTHER, that the owner of such beneficial interest shall, in connection with such transfer, comply with the other applicable provisions of this Section 2.12.

                        (3) Upon the exchange, registration of transfer or replacement of Securities not bearing the legend described in paragraph (1) above, the Company shall execute, and the Trustee shall authenticate and deliver Securities that do not bear such legend and that do not have a Transfer Certificate attached thereto.

                        (4) After the expiration of the holding period pursuant to Rule 144(k) of the Securities Act, the Company may with the consent of the Holder of a Restricted Global Security or a Restricted Certificated Security, remove any restriction of transfer on such Security, and the Company shall execute, and the Trustee shall authenticate and deliver Securities that do not bear such legend and that do not have a Transfer Certificate attached thereto.

                        (5) Until the expiration of the holding period applicable to sales of the Securities under Rule 144(k) of the Securities Act or a transfer pursuant to Rule 144 or pursuant to an effective registration statement under the

          Securities Act, the Ordinary Shares issued upon conversion of the Securities shall bear the legend in substantially the form called for by Exhibit C attached hereto.

          (g) TRANSFERS TO THE COMPANY. Nothing contained in this Indenture or in the Securities shall prohibit the sale or other transfer of any Securities (including beneficial interests in Global Securities) to the Company or any of its Subsidiaries, which Securities shall thereupon be cancelled in accordance with Section 2.11.

          SECTION 2.13. CUSIP NUMBERS.

          The Company may issue the Securities with one or more "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the CUSIP numbers.

          SECTION 2.14. RANKING.

          The indebtedness of the Company arising under or in connection with this Indenture and every outstanding Security issued under this Indenture from time to time constitutes and will constitute a senior unsecured general obligation of the Company, ranking equally with other existing and future senior unsecured Indebtedness of the Company and ranking senior in right of payment to any future Indebtedness of the Company that is expressly made subordinate to the Securities by the terms of such Indebtedness.

          For purposes of this Section 2.14 only, "INDEBTEDNESS" means, without duplication, the principal or face amount of:

          (a)  all obligations for borrowed money;

          (b)  all obligations evidenced by notes or other similar instruments;

          (c) all obligations in respect of letters of credit or bankers acceptances or similar instruments (or reimbursement obligations with respect thereto);

          (d) all obligations to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business;

          (e) all obligations as lessee which are capitalized in accordance with generally accepted accounting principles; and

          (f) all Indebtedness of others guaranteed by the Company or any of its Subsidiaries or for which the Company or any of its Subsidiaries is legally responsible or liable (whether by agreement to purchase indebtedness of, or to supply funds or to invest in, others).

                                   ARTICLE III

                                   REDEMPTION

          SECTION 3.1. THE COMPANY'S RIGHT TO REDEEM; NOTICE TO TRUSTEE.

          Prior to December 6, 2006, the Securities will not be redeemable at the Company's option. Beginning on December 6, 2006, the Company, at its option, may redeem the Securities in accordance with this Article III for cash at any time as a whole, or from time to time in part, at a redemption price equal to the principal amount of those Securities plus any accrued and unpaid interest and Additional Amounts, if any, on those Securities to, but not including, the Redemption Date (the "Redemption Price").

          In the event that the Company elects to redeem the Securities on a date that is after any Regular Record Date but before the corresponding Interest Payment Date, the Company shall be required to pay any accrued and unpaid interest and Additional Amounts, if any, to the redeemed Securityholder and not the Holder on the corresponding Interest Payment Date.

          If the Company elects to redeem Securities, it shall notify the Trustee in writing of the Redemption Date, the principal amount of Securities to be redeemed and the Redemption Price. The Company shall give this notice to the Trustee by a Company Order at least 40 days before the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee).

          SECTION 3.2. SELECTION OF SECURITIES TO BE REDEEMED.

          If fewer than all of the outstanding Securities are to be redeemed, unless the procedures of the Depositary provide otherwise, the Trustee shall select the Securities to be redeemed by lot or on a pro rata basis. The Trustee shall make the selection within five Business Days after it receives the notice provided for in Section 3.1 from outstanding Securities not previously called for redemption.

          Securities and portions of Securities that the Trustee selects shall be in principal amounts of $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of the Securities to be redeemed.

          Securities and portions of Securities that are to be redeemed are convertible by the Holder until 5:00 p.m., New York City time, on the second Business Day immediately preceding to the Redemption Date. If any Security selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed (so far as may be) to be the portion selected for redemption. Securities which have been converted during a selection of Securities to be redeemed may be treated by the Trustee as outstanding for the purpose of such selection.

          SECTION 3.3. NOTICE OF REDEMPTION.

          At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first-class mail, postage prepaid, to each Holder of Securities to be redeemed.

          The notice of redemption shall identify the Securities to be redeemed and shall state:

          (a)  the Redemption Date;

          (b)  the Redemption Price;

          (c)  the Conversion Price;

          (d)  the name and address of the Paying Agent and Conversion Agent;

          (e) that Securities called for redemption may be converted at any time prior to 5:00 p.m., New York City time, on the second Business Day preceding the Redemption Date;

          (f) that Holders who want to convert their Securities must satisfy the requirements set forth in Article XII;

          (g) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

          (h) if fewer than all of the outstanding Securities are to be redeemed, the certificate numbers, if any, and principal amounts of the particular Securities to be redeemed;

          (i) that, unless the Company defaults in making payment of such Redemption Price, interest and Additional Amounts, if any, on Securities called for redemption will cease to accrue on and after the Redemption Date;

          (j)  the CUSIP number(s) of the Securities; and

          (k)  any other information the Company wants to present.

          At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense; PROVIDED, HOWEVER, that the Company makes such request at least five Business Days (unless a shorter period shall be satisfactory to the Trustee) prior to the date by which such notice of redemption must be given to Holders in accordance with this
Section 3.3; PROVIDED, FURTHER, that the text of the notice of redemption shall be prepared by the Company.

          SECTION 3.4. EFFECT OF NOTICE OF REDEMPTION.

          Once notice of redemption is given, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price, except for Securities which are converted in accordance with the terms of this Indenture. Upon surrender to the Paying Agent, such Securities shall be paid at the Redemption Price.

          SECTION 3.5. DEPOSIT OF REDEMPTION PRICE.

          Prior to 10:00 a.m., New York City time, on the applicable Redemption Date, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.4) an amount of cash (in immediately available funds if deposited on the Redemption Date) sufficient to pay the aggregate Redemption Price of all Securities or portions thereof which are to be redeemed as of such Redemption Date other than Securities or portions of Securities called for redemption which on or prior thereto have been delivered by the Company to the Trustee for cancellation or have been converted.

          If the Paying Agent holds, in accordance with the terms hereof, at 10:00 a.m., New York City time, on the applicable Redemption Date, cash sufficient to pay the Redemption Price of any Securities for which notice of redemption is given, then, on such Redemption Date, such Securities will cease to be outstanding and interest and Additional Amounts, if any, on such Securities will cease to accrue, whether or not such Securities are delivered to the Paying Agent, and the rights of the Holders in respect thereof shall terminate (other than the right to receive the Redemption Price upon delivery of such Securities).

          SECTION 3.6. SECURITIES REDEEMED IN PART.

          Any Certificated Security which is to be redeemed only in part shall be surrendered at the office of the Paying Agent and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate principal amount equal to the unredeemed portion of the Security surrendered.

          SECTION 3.7. REPAYMENT TO THE COMPANY.

          To the extent that the aggregate amount of cash deposited by the Company pursuant to Section 3.5 exceeds the aggregate Redemption Price of the Securities or portions thereof which the Company is redeeming as of the Redemption Date, then, promptly after the Redemption Date, the Paying Agent shall return any such excess to the Company.

                                   ARTICLE IV

                            REPURCHASE OF SECURITIES
                            AT THE OPTION OF HOLDERS
                                ON SPECIFIC DATES

          SECTION 4.1. OPTIONAL PUT.

          (a) Securities shall be repurchased by the Company at the option of the Holder on December 6, 2007, December 1, 2010, December 1, 2012 and December 1, 2017 (each, a "REPURCHASE DATE"), at a repurchase price equal to the principal amount of those

Securities plus accrued and unpaid interest and Additional Amounts, if any, to, but not including, such Repurchase Date (the "REPURCHASE PRICE"), subject to satisfaction by or on behalf of the Holder of the requirements set forth in
Section 4.1(c).

          (b) No later than 20 days prior to each Repurchase Date, the Company shall mail a written notice of the repurchase right by first class mail to the Trustee and to each Holder (and to beneficial owners as required by applicable law). The notice shall include a form of Repurchase Notice to be completed by the Holder and shall briefly state, as applicable:

               (i) the date by which the Repurchase Notice must be delivered to the Paying Agent in order for a Holder to exercise the repurchase right;

               (ii)     the Repurchase Date;

               (iii)    the Repurchase Price;

               (iv) whether the Repurchase Price will be paid in cash or Ordinary Shares, or a combination thereof and, in the case of a combination, the percentage of each;

               (v) if the Company elects to pay the Repurchase Price in Ordinary Shares or a combination of cash and Ordinary Shares, that the number of Ordinary Shares each Holder will receive will equal the portion of the Repurchase Price to be paid in Ordinary Shares divided by 97.5% of the Market Price of one Ordinary Share;

               (vi) if the Company elects to pay the Repurchase Price in Ordinary Shares or a combination of cash and Ordinary Shares, the method of calculating the Market Price of the Ordinary Shares;

               (vii) state that because the Market Price of one Ordinary Share will be determined prior to the Repurchase Date, Holders of the Securities will bear the market risk that the Ordinary Shares to be received will decline in value between the date such Market Price is determined and the Repurchase Date;

               (viii) the name and address of the Paying Agent and the Conversion Agent;

               (ix)     the Conversion Rate and any adjustments thereto;

               (x) that the Securities as to which a Repurchase Notice has been given may be converted if they are otherwise convertible pursuant to
     Article XII only if the Repurchase Notice has been withdrawn in accordance with the terms of this Indenture;

               (xi) that the Securities must be surrendered to the Paying Agent to collect payment;

               (xii) that the Repurchase Price for any Security as to which a Repurchase Notice has been duly given and not withdrawn will be paid promptly following the later of the Repurchase Date and the time of surrender of such Security as described in Section 4.1(b)(xi);

               (xiii) the procedures the Holder must follow to exercise its put right under this Section 4.1;

               (xiv)    the conversion rights, if any, of the Securities;

               (xv)     the procedures for withdrawing a Repurchase Notice;

               (xvi) that, unless the Company defaults in making payment of such Repurchase Price, interest and Additional Amounts, if any, on Securities surrendered for repurchase by the Company will cease to accrue on and after the Repurchase Date; and

               (xvii)   the CUSIP number(s) of the Securities.

          At the Company's request, the Trustee shall give the notice of repurchase right in the Company's name and at the Company's expense; PROVIDED, HOWEVER, that the Company makes such request at least five Business Days (unless a shorter period shall be satisfactory to the Trustee) prior to the date by which such notice of repurchase right must be given to the Holders in accordance with this Section 4.1(b); PROVIDED, FURTHER, that the text of the notice of repurchase right shall be prepared by the Company.

          (c) A Holder may exercise its right specified in Section 4.1(a) upon delivery of a written notice of repurchase (a "REPURCHASE NOTICE") to the Paying Agent at any time during the period beginning at 9:00 a.m., New York City time, on the date that is 20 Business Days preceding the relevant Repurchase Date until 5:00 p.m., New York City time, on the Business Day immediately preceding such Repurchase Date, stating:

               (i) the certificate number of the Security which the Holder will deliver to be repurchased or the appropriate Depositary procedures if Certificated Securities have not been issued;

               (ii) the portion of the principal amount of the Security which the Holder will deliver to be repurchased, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000;

               (iii) that such Security shall be repurchased by the Company as of the Repurchase Date pursuant to the terms and conditions specified in
     Section 6 of the Securities and in this Indenture; and

               (iv)     in the event the Company elects, pursuant to
     Section 4.2(b), to pay the Repurchase Price, in whole or in part, in Ordinary Shares but such portion of the Repurchase Price shall ultimately be paid to such Holder entirely in cash because any of the conditions to payment of the Repurchase Price in Ordinary Shares is not satisfied prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the relevant Repurchase Date, as set forth in Section 4.2(b), whether such Holder elects to (A) withdraw such Repurchase Notice as to some or all of the Securities to which such

     Repurchase Notice relates (stating the principal amount and certificate numbers, if any, of the Securities as to which such withdrawal shall relate), or (B) receive cash in respect of the entire Repurchase Price for all Securities (or portions thereof) to which such Repurchase Notice relates.

          The delivery of such Security to the Paying Agent with, or at any time after delivery of, the Repurchase Notice (together with all necessary endorsements) at the offices of the Paying Agent shall be a condition to the receipt by the Holder of the Repurchase Price therefor; PROVIDED, HOWEVER, that such Repurchase Price shall be so paid pursuant to this Section 4.1 only if the Security so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Repurchase Notice.

          If a Holder, in such Holder's Repurchase Notice and in any written notice of withdrawal delivered by such Holder pursuant to the terms of Section 4.3, fails to indicate such Holder's choice with respect to the election set forth in Section 4.1(c)(iv), such Holder shall be deemed to have elected to receive cash in respect of the entire Repurchase Price for all Securities subject to such Repurchase Notice in the circumstances set forth in such Section 4.1(c)(iv).

          The Company shall repurchase from the Holder thereof, pursuant to this
Section 4.1, a portion of a Security, so long as the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the repurchase of all of a Security also apply to the repurchase of such portion of such Security.

          Any repurchase by the Company contemplated pursuant to the provisions of this Section 4.1 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Repurchase Date and the time of delivery of the Security.

          Notwithstanding anything contained herein to the contrary, any Holder delivering to the Paying Agent the Repurchase Notice contemplated by this
Section 4.1(c) shall have the right to withdraw such Repurchase Notice at any applicable time prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 4.3.

          The Paying Agent shall promptly notify the Company of the receipt by it of any Repurchase Notice or written notice of withdrawal thereof.

          SECTION 4.2. THE COMPANY'S RIGHT TO ELECT MANNER OF PAYMENT OF REPURCHASE PRICE.

          (a) The Securities to be repurchased on any Repurchase Date pursuant to Section 4.1(a) may be paid for at the election of the Company, in cash or Ordinary Shares, or in any combination of cash and Ordinary Shares, subject to the conditions set forth in Section 4.2(b). The Company shall designate, in the notice of repurchase right delivered pursuant to Section 4.1(b), whether the Company will repurchase the Securities for cash or Ordinary Shares, or, if a combination thereof, the percentages of the Repurchase Price in respect of which it will pay in cash or Ordinary Shares; PROVIDED that the Company will pay cash for fractional interests in an Ordinary Share. For purposes of determining the existence of potential fractional interests, all Securities subject to repurchase by the Company held by a Holder shall be considered together (no matter how many separate certificates are to be presented). Each Holder whose Securities are repurchased pursuant to Section 4.1 shall receive the same percentage of cash or Ordinary Shares in payment of the Repurchase Price for such Securities, except as provided in this Section 4.2(a) with regard to the payment of cash in lieu of fractional shares of an Ordinary Share. The Company may not change its election with respect to the consideration (or components or percentages of components thereof) to be paid once the Company has given its notice of repurchase right to Holders except in the event of a failure to satisfy, prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Repurchase Date, any condition to the payment of the Repurchase Price in whole or in part, in Ordinary Shares.

          (b) If the Company elects to pay all or a portion of the Repurchase Price of Securities in respect of which a Repurchase Notice pursuant to Section 4.1(c) has been given in Ordinary Shares, the number of Ordinary Shares to be issued shall be equal to (i) the portion of the Repurchase Price to be paid in Ordinary Shares divided by (ii) 97.5% of the Market Price of one Ordinary Share, subject to satisfaction of the conditions set forth in the second succeeding paragraph.

          The Company will not issue any fraction of an Ordinary Share in payment of the Repurchase Price. Instead, the Company will make a cash payment (calculated to the nearest cent) equal to such fraction multiplied by the Market Price of one Ordinary Share. If a Holder elects to have more than one Security purchased, the number of Ordinary Shares shall be based on the aggregate amount of Securities to be purchased.

          The Company's right to exercise its election to repurchase Securities through the issuance of Ordinary Shares shall be conditioned upon:

               (i) the registration of such Ordinary Shares under the Securities Act and the Exchange Act, in each case, if required;

               (ii) any qualification or registration of such Ordinary Shares under applicable state securities laws, if necessary, or the availability of an exemption from such qualification and registration;

               (iii) the listing of such Ordinary Shares on a United States national securities exchange or the quotation of such Ordinary Shares in an inter-dealer quotation system of any registered United States national securities association; and

               (iv) the receipt by the Trustee of an Officers' Certificate stating (A) that the terms of the issuance of the Ordinary Shares are in conformity with this Indenture; (B) that the Ordinary Shares to be issued in payment of the Repurchase Price in respect of Securities have been duly authorized and, when issued and delivered pursuant to the terms of this Indenture in payment of the Repurchase Price in respect of Securities, will be validly issued, fully paid, non-assessable and free from preemptive rights; (C) that the conditions above and the condition set forth in the second succeeding sentence have been satisfied; and (D) the number of Ordinary Shares to be issued for each $1,000 principal amount of Securities and the Sale Price of an Ordinary Share on each Trading Day during the period commencing on the first Trading Day of the period during which the Market Price is calculated and ending on the Trading Day immediately preceding the Repurchase Date; and

               (v) the receipt by the Trustee of an Opinion of Counsel stating that (A) the terms of the issuance of the Ordinary Shares are in conformity with this Indenture; (B) the Ordinary Shares to be issued in payment of the Repurchase Price in respect of Securities have been duly authorized, and when issued and delivered pursuant to the terms of this Indenture in payment of the Repurchase Price in respect of Securities, will be validly issued, fully paid and non-assessable and, to the best of such counsel's knowledge, free from preemptive rights; and (C) the conditions in clauses (i) through (iii) above have been satisfied.

          If the foregoing conditions are not satisfied with respect to a Holder or Holders prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Repurchase Date, and the Company has elected to repurchase the Securities pursuant to this Section 4.2 through the issuance of Ordinary Shares, the Company shall pay the entire Repurchase Price of the Securities of such Holder or Holders in cash.

          Upon determination of the actual number of Ordinary Shares to be issued upon repurchase of Securities, the Company shall be required to disseminate a press release through Dow Jones & Company, Inc. or Bloomberg Business News containing this information or publish the information on the Company's web site or through such other public medium as the Company may use at that time.

          (c) COVENANTS OF THE COMPANY. All Ordinary Shares delivered upon repurchase of the Securities shall be newly issued shares, shall be duly authorized, validly issued, fully paid and nonassessable, and shall be free from preemptive rights and free of any lien or adverse claim.

          (d) TAXES. If a Holder of a repurchased Security is paid in Ordinary Shares, the Company shall pay any documentary, stamp or similar issue or transfer tax due on such issue of Ordinary Shares. However, the Holder shall pay any such tax which is due because the Holder requests the Ordinary Shares to be issued in a name other than the Holder's name. The Paying Agent may refuse to deliver the certificates representing the Ordinary Shares being issued in a name other than the Holder's name until the Paying Agent receives a sum sufficient to pay any tax which will be due because the Ordinary Shares are to be issued in a name other than the Holder's name. Nothing contained herein shall preclude any income tax withholding required by law or regulations.

          SECTION 4.3. EFFECT OF REPURCHASE NOTICE.

          Upon receipt by the Paying Agent of the Repurchase Notice specified in
Section 4.1(c), the Holder of the Security in respect of which such Repurchase Notice was given shall (unless such Repurchase Notice is withdrawn as specified in the following paragraph) thereafter be entitled to receive solely the Repurchase Price with respect to such Security. Such Repurchase Price shall be paid to such Holder, subject to receipts of cash and/or securities by the

Paying Agent, promptly following the later of (a) the Repurchase Date with respect to such Security (provided the conditions in Section 4.1(c) have been satisfied) and (b) the time of delivery of such Security to the Paying Agent by the Holder thereof in the manner required by Section 4.1(c). Securities in respect of which a Repurchase Notice has been given by the Holder thereof may not be converted pursuant to Article XII on or after the date of the delivery of such Repurchase Notice unless such Repurchase Notice has first been validly withdrawn as specified in the following paragraph.

          A Repurchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Repurchase Notice at any time prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Repurchase Date, specifying:

          (a) the certificate number, if any, of the Security in respect of which such notice of withdrawal is being submitted;

          (b) the principal amount of the Security with respect to which such notice of withdrawal is being submitted; and

          (c) the principal amount, if any, of such Security which remains subject to the original Repurchase Notice and which has been or will be delivered for repurchase by the Company.

          SECTION 4.4. DEPOSIT OF REPURCHASE PRICE.

          Prior to 10:00 a.m., New York City time, on the applicable Repurchase Date, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.4) an amount of cash (in immediately available funds if deposited on such Business Day) and/or Ordinary Shares, if permitted hereunder, sufficient to pay the aggregate Repurchase Price of all the Securities or portions thereof which are to be repurchased as of such Repurchase Date.

          If the Paying Agent holds, in accordance with the terms hereof, at 10:00 a.m., New York City time, on the applicable Repurchase Date, cash and/or Ordinary Shares, if permitted hereunder, sufficient to pay the Repurchase Price of any Securities for which a Repurchase Notice has been tendered and not withdrawn pursuant to Section 4.3, then, on such Repurchase Date, such Securities will cease to be outstanding and interest and Additional Amounts, if any, on such Securities will cease to accrue, whether or not such Securities are delivered to the Paying Agent, and the rights of the Holders in respect thereof shall terminate (other than the right to receive the Repurchase Price upon delivery of such Securities).

          As soon as practicable on and after the Repurchase Date, the Company shall deliver to each Holder entitled to receive Ordinary Shares through the Paying Agent, a certificate for the number of full Ordinary Shares issuable in payment of the Repurchase Price and cash in lieu of any fractional interests. The person in whose name the certificate for the Ordinary Shares is registered shall be treated as a holder of record of Ordinary Shares on the Business Day following the Repurchase Date. No payment or adjustment will be made for dividends on the Ordinary Shares the record date for which occurred on or prior to the Repurchase Date.

          SECTION 4.5. SECURITIES REPURCHASED IN PART.

          Any Certificated Security which is to be repurchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered which is not repurchased.

          SECTION 4.6. COVENANT TO COMPLY WITH SECURITIES LAWS UPON REPURCHASE OF SECURITIES.

          When complying with the provisions of Section 4.1 hereof (provided that such offer or purchase constitutes an "issuer tender offer" for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), and subject to any exemptions available under applicable law, the Company shall:

          (a) comply with Rule 13e-4 and Rule 14e-1 (or any successor provision) under the Exchange Act;

          (b) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act; and

          (c) otherwise comply with all Federal and state securities laws so as to permit the rights and obligations under Article IV to be exercised in the time and in the manner specified therein.

          SECTION 4.7. REPAYMENT TO THE COMPANY.

          To the extent that the aggregate amount of cash or Ordinary Shares deposited by the Company pursuant to Section 4.4 exceeds the aggregate Repurchase Price of the Securities or portions thereof which the Company is obligated to repurchase as of the Repurchase Date, then, promptly after the Repurchase Date, the Paying Agent shall return any such excess to the Company.

                                    ARTICLE V

                       REPURCHASE AT THE OPTION OF HOLDERS
                            UPON A CHANGE OF CONTROL

          SECTION 5.1. CHANGE OF CONTROL PUT.

          (a) If a Change of Control occurs, the Securities not previously repurchased by the Company shall be repurchased by the Company, at the option of the Holder thereof, at a repurchase price equal to the principal amount of those Securities plus accrued and unpaid interest and Additional Amounts, if any, to, but not including, the change of control repurchase date (the "CHANGE OF CONTROL REPURCHASE PRICE"), subject to satisfaction by or on behalf of the Holder of the requirements set forth in Section 5.1(c). The change of control repurchase date is the 30th day after the date of a notice of Change of Control delivered by the Company (the "CHANGE OF CONTROL REPURCHASE DATE").

          (b) No later than 30 days after the occurrence of a Change of Control, the Company shall mail a written notice of the Change of Control by first class mail to the Trustee and to each Holder (and to beneficial owners as required by applicable law). The notice shall include a form of Change of Control Repurchase Notice to be completed by the Holder and shall briefly state, as applicable:

               (i) the events causing a Change of Control and the date of such Change of Control;

               (ii) that the Holder has a right to require us to repurchase the Holder's Securities;

               (iii) the date by which the Change of Control Repurchase Notice must be delivered to the Paying Agent in order for a Holder to exercise the change of control repurchase right;

               (iv)     the Change of Control Repurchase Date;

               (v)      the Change of Control Repurchase Price;

               (vi) whether the Change of Control Repurchase Price will be paid in cash or shares of Applicable Stock, or a combination thereof and, in the case of a combination, the percentage of each;

               (vii) if the Company elects to pay the Change of Control Repurchase Price in shares of Applicable Stock or a combination of cash and shares of Applicable Stock, that the number of shares of Applicable Stock each Holder will receive will equal the portion of the Change of Control Repurchase Price to be paid in shares of Applicable Stock divided by 97.5% of the Market Price of one share of Applicable Stock;

               (viii) if the Company elects to pay the Change of Control Repurchase Price in shares of Applicable Stock or a combination of cash and shares of Applicable Stock, the method of calculating the Market Price of the shares of Applicable Stock;

               (ix) state that because the Market Price of one share of Applicable Stock will be determined prior to the Change of Control Repurchase Date, Holders of the Securities will bear the market risk that the shares of Applicable Stock to be received will decline in value between the date such Market Price is determined and the Change of Control Repurchase Date;

               (x) the name and address of the Paying Agent and the Conversion Agent;

               (xi)     the Conversion Rate and any adjustments thereto;

               (xii) that the Securities as to which a Change of Control Repurchase Notice has been given may be converted if they are otherwise convertible pursuant to Article XII only if the Change of Control Repurchase Notice has been withdrawn in accordance with the terms of this Indenture;

               (xiii) that the Securities must be surrendered to the Paying Agent to collect payment;

               (xiv) that the Change of Control Repurchase Price for any Security as to which a Change of Control Repurchase Notice has been duly given and not withdrawn will be paid promptly following the later of the Change of Control Repurchase Date and the time of surrender of such Security as described in 5.1(b)(xii);

               (xv) the procedures the Holder must follow to exercise its put right under this Section 5.1;

               (xvi)    the conversion rights, if any, of the Securities;

               (xvii) the procedures for withdrawing a Change of Control Repurchase Notice;

               (xviii) that, unless the Company defaults in making payment of such Change of Control Repurchase Price, interest and Additional Amounts, if any, on Securities surrendered for repurchase by the Company will cease to accrue on and after the Change of Control Repurchase Date; and

               (xix)    the CUSIP number(s) of the Securities.

          At the Company's request, the Trustee shall give the notice of change of control in the Company's name and at the Company's expense; PROVIDED, HOWEVER, that the Company makes such request at least five Business Days (unless a shorter period shall be satisfactory to the Trustee) prior to the date by which such notice of change of control must be given to the Holders in accordance with this Section 5.1(b); PROVIDED, FURTHER, that the text of the notice of change of control shall be prepared by the Company.

          (c) A Holder may exercise its right specified in Section 5.1(a) upon delivery of a written notice of repurchase (a "CHANGE OF CONTROL REPURCHASE NOTICE") to the Paying Agent at any time prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Change of Control Repurchase Date, stating:

               (i) the certificate number of the Security which the Holder will deliver to be repurchased or the appropriate depositary procedures if Certificated Securities have not been issued;

               (ii) the portion of the principal amount of the Security which the Holder will deliver to be repurchased, which portion must be $1,000 or an integral multiple of $1,000;

               (iii) that such Security shall be repurchased as of the Change of Control Repurchase Date pursuant to the terms and conditions specified in Section 6 of the Securities and in this Indenture; and

               (iv)     in the event the Company elects, pursuant to
     Section 5.2(b), to pay the Change of Control Repurchase Price, in whole or in part, in shares of Applicable Stock but such portion of the Change of Control Repurchase Price shall ultimately be paid to such Holder entirely in cash because any of the conditions to payment of the Change of Control Repurchase Price in shares of Applicable Stock is not satisfied prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Change of Control Repurchase Date, as set forth in Section 5.2(b), whether such Holder elects to (A) withdraw such Change of Control Repurchase Notice as to some or all of the Securities to which such Change of Control Repurchase Notice relates (stating the principal amount and certificate numbers, if any, of the Securities as to which such withdrawal shall relate), or (B) receive cash in respect of the entire Change of Control Repurchase Price for all Securities (or portions thereof) to which such Change of Control Repurchase Notice relates.

          The delivery of such Security to the Paying Agent with, or at any time after delivery of, the Change of Control Repurchase Notice (together with all necessary endorsements) at the offices of the Paying Agent shall be a condition to the receipt by the Holder of the Change of Control Repurchase Price therefor; PROVIDED, HOWEVER, that such Change of Control Repurchase Price shall be so paid pursuant to this Section 5.1 only if the Security so delivered to the Paying Agent shall conform in all respects to the description thereof set forth in the related Change of Control Repurchase Notice.

          If a Holder, in such Holder's Change of Control Repurchase Notice and in any written notice of withdrawal delivered by such Holder pursuant to the terms of Section 5.3, fails to indicate such Holder's choice with respect to the election set forth in Section 5.1(c)(iv), such Holder shall be deemed to have elected to receive cash in respect of the entire Change of Control Repurchase Price for all Securities subject to such Change of Control Repurchase Notice in the circumstances set forth in such Section 5.1(c)(iv).

          The Company shall repurchase from the Holder thereof, pursuant to this
Section 5.1, a portion of a Security, so long as the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the repurchase of all of a Security also apply to the repurchase of such portion of such Security.

          Any repurchase by the Company contemplated pursuant to the provisions of this Section 5.1 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Change of Control Repurchase Date and the time of delivery of the Security.

          Notwithstanding anything contained herein to the contrary, any Holder delivering to the Paying Agent the Change of Control Repurchase Notice contemplated by this Section 5.1(c) shall have the right to withdraw such Change of Control Repurchase Notice at any time prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Change of Control Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 5.3.

          The Paying Agent shall promptly notify the Company of the receipt by it of any Change of Control Repurchase Notice or written notice of withdrawal thereof.

          SECTION 5.2. THE COMPANY'S RIGHT TO ELECT MANNER OF PAYMENT OF CHANGE OF CONTROL REPURCHASE PRICE.

          (a) The Securities to be repurchased on any Change of Control Repurchase Date pursuant to Section 5.1(a) may be paid for at the election of the Company, in cash or shares of Applicable Stock, or in any combination of cash and shares of Applicable Stock, subject to the conditions set forth in
Section 5.2(b). The Company shall designate, in the notice of change of control delivered pursuant to Section 5.1(b), whether the Company will repurchase the Securities for cash or shares of Applicable Stock, or, if a combination thereof, the percentages of the Change of Control Repurchase Price in respect of which it will pay in cash or shares of Applicable Stock; PROVIDED that the Company will pay cash for fractional interests in shares of Applicable Stock. For purposes of determining the existence of potential fractional interests, all Securities subject to repurchase by the Company held by a Holder shall be considered together (no matter how many separate certificates are to be presented). Each Holder whose Securities are repurchased pursuant to Section 5.1 shall receive the same percentage of cash or shares of Applicable Stock in payment of the Change of Control Repurchase Price for such Securities, except as provided in this Section 5.2(a) with regard to the payment of cash in lieu of fractional shares of Applicable Stock. The Company may not change its election with respect to the consideration (or components or percentages of components thereof) to be paid once the Company has given its notice of change of control to Holders except in the event of a failure to satisfy, prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Change of Control Repurchase Date, any condition to the payment of the Change of Control Repurchase Price in whole or in part, in shares of Applicable Stock.

          (b) If the Company elects to pay all or a portion of the Change of Control Repurchase Price of Securities in respect of which a Change of Control Repurchase Notice pursuant to Section 5.1(c) has been given in Applicable Stock, the number of shares of Applicable Stock to be issued shall be equal to (i) the portion of the Change of Control Repurchase Price to be paid in shares of Applicable Stock divided by (ii) 97.5% of the Market Price of one share of Applicable Stock, subject to satisfaction of the conditions set forth in the second succeeding paragraph.

          The Company will not issue any fraction of a share of Applicable Stock in payment of the Change of Control Repurchase Price. Instead, the Company will make a cash payment (calculated to the nearest cent) equal to such fraction multiplied by the Market Price of one share of Applicable Stock. If a Holder elects to have more than one Security purchased, the number of shares of Applicable Stock shall be based on the aggregate amount of Securities to be purchased.

          The Company's right to exercise its election to repurchase Securities through the issuance of shares of Applicable Stock shall be conditioned upon:

               (i) the registration of such shares of Applicable Stock under the Securities Act and the Exchange Act, in each case, if required;

               (ii) any qualification or registration of such shares of Applicable Stock under applicable state securities laws, if necessary, or the availability of an exemption from such qualification and registration;

               (iii) the listing of such shares of Applicable Stock on a United States national securities exchange or the quotation of such shares of Applicable Stock in an inter-dealer quotation system of any registered United States national securities association; and

               (iv) the receipt by the Trustee of an Officers' Certificate stating (A) that the terms of the issuance of the shares of Applicable Stock are in conformity with this Indenture; (B) that the shares of Applicable Stock to be issued in payment of the Change of Control Repurchase Price in respect of Securities have been duly authorized and, when issued and delivered pursuant to the terms of this Indenture in payment of the Change of Control Repurchase Price in respect of Securities, will be validly issued, fully paid, non-assessable and free from preemptive rights; (C) that the conditions above and the condition set forth in the second succeeding sentence have been satisfied; and (D) the number of shares of Applicable Stock to be issued for each $1,000 principal amount of Securities and the Sale Price of a share of Applicable Stock on each Trading Day during the period commencing on the first Trading Day of the period during which the Market Price is calculated and ending on the Trading Day immediately preceding the Change of Control Repurchase Date; and

               (v) the receipt by the Trustee of an Opinion of Counsel stating that (A) the terms of the issuance of the shares of Applicable Stock are in conformity with this Indenture; (B) the shares of Applicable Stock to be issued by the Company in payment of the Change of Control Repurchase Price in respect of Securities have been duly authorized, and when issued and delivered pursuant to the terms of this Indenture in payment of the Change of Control Repurchase Price in respect of Securities, will be validly issued, fully paid and non-assessable and, to the best of such counsel's knowledge, free from preemptive rights; and (C) the conditions in clauses (i) through (iii) above have been satisfied.

          If the foregoing conditions are not satisfied with respect to a Holder or Holders prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Change of Control Repurchase Date, and the Company has elected to repurchase the Securities pursuant to this Section 5.2 through the issuance of shares of Applicable Stock, the Company shall pay the entire Change of Control Repurchase Price of the Securities of such Holder or Holders in cash.

          Upon determination of the actual number of shares of Applicable Stock to be issued upon repurchase of Securities, the Company shall be required to disseminate a press release through Dow Jones & Company, Inc. or Bloomberg Business News containing this information or publish the information on the Company's web site or through such other public medium as the Company may use at that time.

          (c) COVENANTS OF THE COMPANY. All shares of Applicable Stock delivered upon repurchase of the Securities shall be newly issued shares, shall be duly authorized, validly issued, fully paid and nonassessable, and shall be free from preemptive rights and free of any lien or adverse claim.

          (d) TAXES. If a Holder of a repurchased Security is paid in shares of Applicable Stock, the Company shall pay any documentary, stamp or similar issue or transfer tax due on such issue of Applicable Stock. However, the Holder shall pay any such tax which is due because the Holder requests the Applicable Stock to be issued in a name other than the Holder's name. The Paying Agent may refuse to deliver the certificates representing the shares of Applicable Stock being issued in a name other than the Holder's name until the Paying Agent receives a sum sufficient to pay any tax which will be due because the shares of Applicable Stock are to be issued in a name other than the Holder's name. Nothing contained herein shall preclude any income tax withholding required by law or regulations.

          SECTION 5.3. EFFECT OF CHANGE OF CONTROL REPURCHASE NOTICE.

          Upon receipt by the Paying Agent of the Change of Control Repurchase Notice specified in Section 5.1(c), the Holder of the Security in respect of which such Change of Control Repurchase Notice was given shall (unless such Change of Control Repurchase Notice is withdrawn as specified in the following paragraph) thereafter be entitled to receive solely the Change of Control Repurchase Price with respect to such Security. Such Change of Control Repurchase Price shall be paid to such Holder, subject to receipts of cash and/or securities by the Paying Agent, promptly following the later of (a) the Change of Control Repurchase Date with respect to such Security (provided the conditions in Section 5.1(c) have been satisfied) and (b) the time of delivery of such Security to the Paying Agent by the Holder thereof in the manner required by Section 5.1(c). Securities in respect of which a Change of Control Repurchase Notice has been given by the Holder thereof may not be converted pursuant to Article XII on or after the date of the delivery of such Change of Control Repurchase Notice unless such Change of Control Repurchase Notice has first been validly withdrawn as specified in the following paragraph.

          A Change of Control Repurchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Change of Control Repurchase Notice at any time prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Change of Control Repurchase Date, specifying:

          (a) the certificate number, if any, of the Security in respect of which such notice of withdrawal is being submitted;

          (b) the principal amount of the Security with respect to which such notice of withdrawal is being submitted; and

          (c) the principal amount, if any, of such Security which remains subject to the original Change of Control Repurchase Notice and which has been or will be delivered for repurchase by the Company.

          SECTION 5.4. DEPOSIT OF CHANGE OF CONTROL REPURCHASE PRICE.

          Prior to 10:00 a.m., New York City time, on the applicable Change of Control Repurchase Date, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.4) an amount of cash (in immediately available funds if deposited on such Business
Day) and/or Applicable Stock, if permitted hereunder, sufficient to pay the aggregate Change of Control Repurchase Price of all the Securities or portions thereof which are to be repurchased as of such Change of Control Repurchase Date.

          If the Paying Agent holds, in accordance with the terms hereof, at 10:00 a.m., New York City time, on the applicable Change of Control Repurchase Date, cash and/or Applicable Stock, if permitted hereunder, sufficient to pay the Change of Control Repurchase Price of any Securities for which a Change of Control Repurchase Notice has been tendered and not withdrawn pursuant to
Section 5.3, then, on such Change of Control Repurchase Date, such Securities will cease to be outstanding and interest and Additional Amounts, if any, on such Securities will cease to accrue, whether or not such Securities are delivered to the Paying Agent, and the rights of the Holders in respect thereof shall terminate (other than the right to receive the Change of Control Repurchase Price upon delivery of such Securities).

          As soon as practicable on and after the Change of Control Repurchase Date, the Company shall deliver to each Holder entitled to receive shares of Applicable Stock through the Paying Agent, a certificate for the number of full shares of Applicable Stock issuable in payment of the Change of Control Repurchase Price and cash in lieu of any fractional interests. The person in whose name the certificate for the shares of Applicable Stock is registered shall be treated as a holder of record of Applicable Stock on the Business Day following the Change of Control Repurchase Date. No payment or adjustment will be made for dividends on the shares of Applicable Stock the record date for which occurred on or prior to the Change of Control Repurchase Date.

          SECTION 5.5. SECURITIES REPURCHASED IN PART.

          Any Certificated Security which is to be repurchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in

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exchange for, the portion of the principal amount of the Security so surrendered which is not repurchased.

          SECTION 5.6. COVENANT TO COMPLY WITH SECURITIES LAWS UPON REPURCHASE OF SECURITIES.

          When complying with the provisions of Section 5.1 hereof (provided that such offer or purchase constitutes an "issuer tender offer" for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), and subject to any exemptions available under applicable law, the Company shall:

          (a) comply with Rule 13e- 4 and Rule 14e-1 (or any successor provision) under the Exchange Act;

          (b) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act; and

          (c) otherwise comply with all Federal and state securities laws so as to permit the rights and obligations under Article V to be exercised in the time and in the manner specified therein.

          SECTION 5.7. REPAYMENT TO THE COMPANY.

          To the extent that the aggregate amount of cash or shares of Applicable Stock deposited by the Company pursuant to Section 5.4 exceeds the aggregate Change of Control Repurchase Price of the Securities or portions thereof which the Company is obligated to repurchase as of the Change of Control Repurchase Date then, promptly after the Change of Control Repurchase Date, the Paying Agent shall return any such excess to the Company.

                                   ARTICLE VI

                                    COVENANTS

          SECTION 6.1. PAYMENT OF SECURITIES.

          The Company shall promptly make all payments in respect of the Securities on the dates and in the manner provided in the Securities or pursuant to this Indenture. Principal amount, Redemption Price, Repurchase Price and Change of Control Repurchase Price and accrued and unpaid interest and Additional Amounts, if any, shall be considered paid on the applicable date due if by 10:00 a.m., New York City time, on such date the Paying Agent holds, in accordance with this Indenture, cash or securities, if permitted hereunder, sufficient to pay all such amounts then due. The Company shall, to the fullest extent permitted by law, pay interest on overdue principal and overdue installments of interest and Additional Amounts, if any, at the rate borne by the Securities per annum. All references in this Indenture or the Securities to interest shall be deemed to include Additional Amounts, if any, payable pursuant to the Registration Rights Agreement.

          Payment of the principal of and interest and Additional Amounts, if any, on the Securities shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts or in Applicable Stock, as the case may be.

          The Company shall pay interest and Additional Amounts, if any, on the Securities to the Person in whose name the Securities are registered at the close of business on the Regular Record Date next preceding the corresponding Interest Payment Date. Any such interest and Additional Amounts, if any, not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may be paid (a) to the Person in whose name the Securities are registered at the close of business on a Special Record Date for the payment of such defaulted interest and Additional Amounts, if any, to be fixed by the Trustee, notice whereof will be given to the Holders not less than 10 calendar days prior to such Special Record Date or (b) at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange.

          The Holder must surrender the Securities to the Paying Agent to collect payment of principal. Payment of interest and Additional Amounts, if any, on Certificated Securities will be made by check mailed to the address of the Person entitled thereto as such address appears in the Register and payment of interest and Additional Amounts, if any, on Certificated Securities in aggregate principal amount in excess of $5,000,000 will be made by wire transfer in immediately available funds at the election of such Holder. Notwithstanding the foregoing, so long as the Securities are registered in the name of a Depositary or its nominee, all payments with respect to the Securities shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.

          SECTION 6.2. SEC AND OTHER REPORTS TO THE TRUSTEE.

          The Company shall ensure delivery to the Trustee within 15 calendar days after it files such annual and quarterly reports, information, documents and other reports with the SEC, copies of its annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act in accordance with TIA Section 314(a). In the event the Company is at any time no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, it shall continue to provide the Trustee with reports containing substantially the same information as would have been required to be filed with the SEC had the Company continued to have been subject to such reporting requirements. In such event, such reports shall be provided at the times the Company would have been required to provide reports had it continued to have been subject to such reporting requirements. The Company also shall comply with the other provisions of TIA Section 314(a). Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely conclusively on Officers' Certificates).

          SECTION 6.3. COMPLIANCE CERTIFICATE.

          The Company shall deliver to the Trustee within 120 calendar days after the end of each fiscal year of the Company (beginning with the fiscal year ending December 31, 2003) an Officers' Certificate, stating whether or not to the knowledge of the signers thereof, the Company is in Default in the performance and observance of any of the terms, provisions and conditions of this Indenture and if the Company shall be in Default, specifying all such Defaults and the nature and status thereof of which they may have knowledge.

          SECTION 6.4. FURTHER INSTRUMENTS AND ACTS.

          Upon request of the Trustee, or as otherwise necessary, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

          SECTION 6.5. MAINTENANCE OF OFFICE OR AGENCY OF THE TRUSTEE, REGISTRAR, PAYING AGENT AND CONVERSION AGENT.

          The Company will maintain in the Borough of Manhattan, the City of New York, an office or agency of the Trustee, Registrar, Paying Agent and Conversion Agent where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer, exchange, redemption, repurchase or conversion and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The office of The Bank of New York, 101 Barclay Street, 21st Floor West, New York, New York 10286 (Attention: Corporate Trust Administration--Global Finance Unit), shall initially be such office or agency for all of the aforesaid purposes. The Company shall give prompt written notice to the Trustee of the location, and of any change in the location, of any such office or agency (other than a change in the location of the office of the Trustee). If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 13.2.

          The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; PROVIDED, HOWEVER, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes.

          SECTION 6.6. DELIVERY OF INFORMATION REQUIRED UNDER RULE 144A.

          At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, upon the request of a Holder or any beneficial owner of Securities or holder or beneficial owner of Ordinary Shares issued upon conversion thereof, the Company will promptly furnish or cause to be furnished the information required pursuant to Rule 144A(d)(4) under the Securities Act to such Holder or any beneficial owner of Securities or holder or beneficial owner of Ordinary Shares, or to a prospective purchaser of any such security designated by any such holder, as the case may be, to the extent required to permit compliance by such Holder or holder with Rule 144A under the Securities Act in connection with the resale of any such security.

Whether a person is a beneficial owner shall be determined by the Company to the Company's reasonable satisfaction.

          SECTION 6.7. WAIVER OF STAY, EXTENSION OR USURY LAWS.

          The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Company from paying all or any portion of the principal amount, Redemption Price, Repurchase Price or Change of Control Repurchase Price in respect of Securities, or any interest and Additional Amounts, if any, on such amounts, as contemplated herein, or which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

          SECTION 6.8. STATEMENT BY OFFICERS AS TO DEFAULT.

          The Company shall deliver to the Trustee, as soon as practicable and in any event within five Business Days after the Company becomes aware of the occurrence of any Default or Event of Default or, an Officers' Certificate setting forth the details of such Default or Event of Default and the action which the Company proposes to take with respect thereto.

                                   ARTICLE VII

                              SUCCESSOR CORPORATION

          SECTION 7.1. WHEN COMPANY MAY MERGE OR TRANSFER ASSETS.

          The Company shall not consolidate with or merge with or into any other person or convey, transfer, sell, lease or otherwise dispose of all or substantially all of its properties and assets to any person, unless:

          (a)  either (i) the Company shall be the continuing corporation or
     (ii) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance, transfer, sale, lease or other disposition all or substantially all of the properties and assets of the Company substantially as an entirety (1) shall be organized and validly existing under the laws of (A) the United States or any State thereof or the District of Columbia or (B) the Cayman Islands or Bermuda and (2) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all of the obligations of the Company under the Securities and this Indenture;

          (b) immediately after giving effect to such transaction, no Default shall have occurred and be continuing; and

          (c) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such (A) consolidation, merger, conveyance, transfer, sale, lease or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Article VII and that all conditions precedent herein provided for relating to such transaction have been satisfied and (B) in the case of a merger or consolidation in which the Company is not the continuing corporation and in which the successor to the Company is an entity organized under the laws of the Cayman Islands or Bermuda, that such merger will not result in any material adverse tax consequences to any Holders of the Securities.

          For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise) of the properties and assets of one or more Subsidiaries (other than to the Company or another Subsidiary), which, if such assets were owned by the Company, would constitute all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

          The successor Person formed by such consolidation or into which the Company is merged or the successor Person to which such conveyance, transfer, sale, lease or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor had been named as the Company herein; and thereafter, except in the case of a lease and obligations the Company may have under a supplemental indenture, the Company shall be discharged from all obligations and covenants under this Indenture and the Securities. Subject to
Section 11.6, the Company, the Trustee and the successor Person shall enter into a supplemental indenture to evidence the succession and substitution of such successor Person and such discharge and release of the Company.

                                  ARTICLE VIII

                              DEFAULTS AND REMEDIES

          SECTION 8.1. EVENTS OF DEFAULT.

          So long as any Securities are outstanding, each of the following shall be an "EVENT OF DEFAULT":

          (a) the Company defaults in the payment of the principal amount of any Security when the same becomes due and payable at its Stated Maturity;

          (b) the Company defaults in the payment of any accrued and unpaid interest and Additional Amounts, if any, in each case, when due and payable, and continuance of such default for a period of 30 days;

          (c) the Company fails to convert any portion of the principal amount of any Security following the exercise by the Holder of the right to convert such Security into Ordinary Shares (or cash or a combination of Ordinary Shares and cash, if the Company so elects) pursuant to and in accordance with Article XII;

          (d) the Company defaults in its obligation to redeem any Security, or any portion thereof, called for redemption by the Company pursuant to and in accordance with Article III;

          (e) the Company defaults in its obligation to repurchase any Security, or any portion thereof, upon the exercise by the Holder of such Holder's right to require the Company to repurchase such Securities pursuant to and in accordance with Article IV or V;

          (f) the Company fails to comply with any of its agreements or covenants in the Securities or this Indenture (other than those referred to in clause (a) through (e) above) and such failure continues for 60 days after receipt by the Company of a Notice of Default;

          (g) the Company fails to pay when due at maturity or there occurs a default that results in the acceleration of maturity of any indebtedness for borrowed money of the Company or any Designated Subsidiary in an aggregate amount of $25,000,000 or more, unless the acceleration is rescinded, stayed or annulled within 30 days after receipt by the Company of a Notice of Default;

          (h) the Company or any Designated Subsidiary, or any group of two or more Subsidiaries that, taken as a whole, would constitute a Designated Subsidiary, pursuant to or under or within the meaning of any Bankruptcy
     Law:

               (i)      commences a voluntary case or proceeding;

               (ii) consents to the entry of any order for relief against it in an involuntary case or proceeding or the commencement of any case against it;

               (iii) consents to the appointment of a Custodian of it or for any substantial part of its property;

               (iv) makes a general assignment for the benefit of its creditors;

               (v) files a petition in bankruptcy or answer or consent seeking reorganization or relief; or

               (vi) consents to the filing of such petition or the appointment of or taking possession by a Custodian; or

          (i) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

               (i) is for relief against the Company or any Designated Subsidiary, or any group of two or more Subsidiaries that, taken as whole, would constitute a Designated Subsidiary, in an involuntary case or proceeding, or adjudicates the Company or any Designated Subsidiary, or any group of two or more Subsidiaries that, taken as whole, would constitute a Designated Subsidiary, insolvent or bankrupt;

               (ii) appoints a Custodian of the Company or any Designated Subsidiary, or any group of two or more Subsidiaries that, taken as whole, would constitute a Designated Subsidiary, or for any substantial part of its property; or

               (iii) orders the winding up or liquidation of the Company or any Designated Subsidiary, or any group of two or more Subsidiaries that, taken as whole, would constitute a Designated Subsidiary, and the order of decree remains unstayed and in effect for 60 days.

          A Default under clause (f) or (g) above is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in aggregate principal amount of the Securities at the time outstanding notify the Company and the Trustee, of the Default and the Company does not cure such Default (and such Default is not waived) within the time specified in clause (f) or (g) above after actual receipt of such notice. Any such notice must specify the Default, demand that it be remedied and state that such notice is a "NOTICE OF DEFAULT."

          SECTION 8.2. ACCELERATION.

          If an Event of Default (other than an Event of Default specified in Section 8.1(h) or (i)) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Securities at the time outstanding by notice to the Company and the Trustee, may declare the principal amount plus accrued and unpaid interest and Additional Amounts, if any, on all the Securities to be immediately due and payable. Upon such a declaration, such accelerated amount shall be due and payable immediately.

          If an Event of Default specified in Section 8.1(h) or (i) occurs and is continuing, the principal amount plus accrued and unpaid interest and Additional Amounts, if any, on all the Securities shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholders.

          The Holders of a majority in aggregate principal amount of the Securities at the time outstanding, by notice to the Trustee (and without notice to any other Securityholder) may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of the principal amount plus accrued and unpaid interest and Additional Amounts, if any, that have become due solely as a result of acceleration and if all amounts due to the Trustee under Section 9.7 have been paid. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

          SECTION 8.3. OTHER REMEDIES.

          If an Event of Default occurs and is continuing, the Trustee may, but shall not be obligated to, pursue any available remedy to collect the payment of the principal amount plus accrued and unpaid interest and Additional Amounts, if any, on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

          The Trustee may maintain a proceeding even if the Trustee does not possess any of the Securities or does not produce any of the Securities in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of, or acquiescence in, the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

          SECTION 8.4. WAIVER OF PAST DEFAULTS.

          Subject to Sections 8.7 and 11.2, the Holders of a majority in aggregate principal amount of the Securities at the time outstanding, by notice to the Trustee (and without notice to any other Securityholder), may waive an existing Default and its consequences except:

          (a)  an Event of Default described in Section 8.1(a), (b), (d) or (e);

          (b) a Default which constitutes a failure to convert any Security in accordance with the terms of Article XII; or

          (c) a Default in respect of any provision of this Indenture or the Securities, which, under Section 11.2, cannot be amended or modified without the consent of each Securityholder affected thereby.

          When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right. This
Section 8.4 shall be in lieu of Section 316(a)1(B) of the TIA and such Section 316(a)1(B) is hereby expressly excluded from this Indenture, as permitted by the TIA.

          SECTION 8.5. CONTROL BY MAJORITY.

          The Holders of a majority in aggregate principal amount of the Securities at the time outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines in good faith is prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability unless the Trustee is offered indemnity satisfactory to it. This Section 8.5 shall be in lieu of Section 316(a)1(A) of the TIA and such Section 316(a)1(A) is hereby expressly excluded from this Indenture, as permitted by the TIA.

          SECTION 8.6. LIMITATION ON SUITS.

          A Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

          (a) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

          (b) the Holders of at least 25% in aggregate principal amount of the Securities at the time outstanding make a written request to the Trustee to pursue the remedy;

          (c) such Holder or Holders offer to the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense;

          (d) the Trustee does not comply with the request within 60 days after receipt of such notice, request and offer of security or indemnity; and

          (e) the Holders of a majority in aggregate principal amount of the Securities at the time outstanding do not give the Trustee a direction inconsistent with the request during such 60-day period.

          A Securityholder may not use this Indenture to prejudice the rights of any other Securityholder or to obtain a preference or priority over any other Securityholder.

          SECTION 8.7. RIGHTS OF HOLDERS TO RECEIVE PAYMENT OR TO CONVERT.

          Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of the principal amount, Redemption Price, Repurchase Price, Change of Control Repurchase Price or interest and Additional Amounts, if any, in respect of the Securities held by such Holder, on or after the respective due dates expressed in the Securities and in this Indenture, and to convert such Securities in accordance with Article XII, or to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert, is absolute and unconditional and shall not be impaired or affected adversely without the consent of such Holder.

          SECTION 8.8. COLLECTION SUIT BY TRUSTEE.

          If an Event of Default described in Section 8.1(a), (b), (d) or (e) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or another obligor on the Securities for the whole amount owing with respect to the Securities and the amounts provided for in Section 9.7.

          SECTION 8.9. TRUSTEE MAY FILE PROOFS OF CLAIM.

          In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal amount, Redemption Price, Repurchase Price, Change of Control Repurchase Price or interest and Additional Amounts, if any, in respect of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of any such amount) shall be entitled and empowered, by intervention in such proceeding or otherwise:

          (a) to file and prove a claim for the whole amount of the principal amount, Redemption Price, Repurchase Price, Change of Control Repurchase Price, or interest and Additional Amounts, if any, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel or any other amounts due the Trustee under Section 9.7) and of the Holders allowed in such judicial proceeding, and

          (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 9.7.

          Nothing contained herein shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

          SECTION 8.10. PRIORITIES.

          If the Trustee collects any money pursuant to this Article VIII, it shall pay out the money in the following order:

          FIRST: to the Trustee for amounts due under Section 9.7;

          SECOND: to Securityholders for amounts due and unpaid on the Securities for the principal amount, Redemption Price, Repurchase Price, Change of Control Repurchase Price or interest and Additional Amounts, if any, as the case may be, ratably, without preference or priority of any kind, according to such amounts due and payable on the Securities; and

          THIRD: the balance, if any, to the Company.

          The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section 8.10. At least 15 days before such record date, the Trustee shall mail to each Securityholder and the Company a notice that states the record date, the payment date and the amount to be paid.

          SECTION 8.11. UNDERTAKING FOR COSTS.

          In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant (other than the Trustee) in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 8.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 8.7 or a suit by Holders of more than 10% in aggregate principal amount of the

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Securities at the time outstanding. This Section 8.11 shall be in lieu of
Section 315(e) of the TIA and such Section 315(e) is hereby expressly excluded from this Indenture, as permitted by the TIA.

                                   ARTICLE IX

                                     TRUSTEE

          SECTION 9.1. DUTIES OF TRUSTEE.

          (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise of those rights and powers as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

          (b)  Except during the continuance of an Event of Default:

               (i) the Trustee need perform only those duties that are specifically set forth in this Indenture and no others; and

               (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture, but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture, but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein.

This Section 9.1(b) shall be in lieu of Section 315(a) of the TIA and such
Section 315(a) is hereby expressly excluded from this Indenture, as permitted by the TIA.

          (c) The Trustee may not be relieved from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct, except that:

               (i) this Section (c) does not limit the effect of Section (b) of this Section 9.1;

               (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Trustee was grossly negligent in ascertaining the pertinent facts; and

               (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 8.5.

Subparagraphs (c)(i), (ii) and (iii) shall be in lieu of Sections 315(d)(1), 315(d)(2) and 315(d)(3) of the TIA, respectively, and such Sections 315(d)(1), 315(d)(2) and 315(d)(3) are hereby expressly excluded from this Indenture, as permitted by the TIA.

          (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (e) of this Section 9.1.

          (e) The Trustee may refuse to perform any duty or exercise any right or power or extend or risk its own funds or otherwise incur any financial liability unless it receives indemnity satisfactory to it against any loss, liability or expense.

          (f) Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee (acting in any capacity hereunder) shall be under no liability for interest on any money received by it hereunder unless otherwise agreed in writing with the Company.

          SECTION 9.2. RIGHTS OF TRUSTEE.

          Subject to its duties and responsibilities under the TIA,

          (a) the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (b) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers' Certificate;

          (c) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

          (d) the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith which it believes to be authorized or within its rights or powers conferred under this Indenture;

          (e) the Trustee may consult with counsel selected by it and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in reliance on such advice or Opinion of Counsel;

          (f) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the

     Holders, pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby;

          (g) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

          (h) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

          (i) the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture;

          (j) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other person employed to act hereunder; and

          (k) the Trustee may request that the Company deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

          SECTION 9.3. INDIVIDUAL RIGHTS OF TRUSTEE.

          The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, Conversion Agent or co-registrar may do the same with like rights. However, the Trustee must comply with Sections 9.10 and 9.11.

          SECTION 9.4. TRUSTEE'S DISCLAIMER.

          The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use or application of the proceeds from the Securities, it shall not be responsible for any statement in any registration statement for the Securities under the Securities Act or in any offering document for the Securities, this Indenture or the Securities (other than its certificate of authentication), or the determination as to which beneficial owners are entitled to receive any notices hereunder.

          SECTION 9.5. NOTICE OF DEFAULTS.

          If a Default occurs and if it is known to the Trustee, the Trustee shall give to each Securityholder notice of the Default within 90 days after it occurs or, if later, within 15 days after it is known to the Trustee, unless such Default shall have been cured or waived before the giving of such notice. Notwithstanding the preceding sentence, except in the case of a Default described in Section 8.1(a), (b), (d) or (e), the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interest of the Securityholders. The preceding sentence shall be in lieu of the proviso to
Section 315(b) of the TIA and such proviso is hereby expressly excluded from this Indenture, as permitted by the TIA.

          SECTION 9.6. REPORTS BY TRUSTEE TO HOLDERS.

          Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall mail to each Securityholder a brief report dated as of such May 15 that complies with TIA Section 313(a), if required by such Section 313(a). The Trustee also shall comply with TIA Section 313(b).

          A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each securities exchange, if any, on which the Securities are listed. The Company agrees to notify the Trustee promptly whenever the Securities become listed on any securities exchange and of any delisting thereof.

          SECTION 9.7. COMPENSATION AND INDEMNITY.

          The Company agrees to:

          (a) pay to the Trustee from time to time such compensation as the Company and the Trustee shall from time to time agree in writing for all services rendered by it hereunder (which compensation shall not be limited (to the extent permitted by law) by any provision of law in regard to the compensation of a trustee of an express trust);

          (b) reimburse the Trustee upon its request for all expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the compensation and the expenses, advances and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its own gross negligence or willful misconduct; and

          (c) fully indemnify the Trustee or any predecessor Trustee and their agents for, and to hold them harmless against, any and all loss, damage, claim, liability, cost or expense (including attorney's fees and expenses, and taxes (other than taxes based upon, measured by or determined by the income of the Trustee)) incurred without gross negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim (whether asserted by the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, or in connection with enforcing the provisions of this Section 9.7.

          The Trustee shall have the right to employ separate counsel in any such action or proceeding and participate in the investigation and defense thereof, and the Company shall pay the reasonable fees and expenses of such separate counsel; PROVIDED, HOWEVER, that the Trustee may only employ separate counsel at the expense of the Company if in the judgment of the Trustee (i) a conflict of interest exists by reason of common representation or (ii) there are legal defenses available to the Trustee that are different from or are in addition to those available to the Company or if all parties commonly represented do not agree as to the action (or inaction) of counsel.

          To secure the Company's payment obligations in this Section 9.7, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay the principal amount, Redemption Price, Repurchase Price, Change of Control Repurchase Price or interest and Additional Amounts, if any, as the case may be, on particular Securities.

          The Company's payment obligations pursuant to this Section 9.7 shall survive the discharge of this Indenture and the resignation or removal of the Trustee. When the Trustee incurs expenses after the occurrence of a Default specified in Section 8.1(h) or (i), the expenses including the reasonable charges and expenses of its counsel, are intended to constitute expenses of administration under any Bankruptcy Law.

          SECTION 9.8. REPLACEMENT OF TRUSTEE.

          The Trustee may resign by so notifying the Company; PROVIDED, HOWEVER, that no such resignation shall be effective until a successor Trustee has accepted its appointment pursuant to this Section 9.8. The Holders of a majority in aggregate principal amount of the Securities at the time outstanding may remove the Trustee by so notifying the Trustee and the Company. The Company shall remove the Trustee if:

          (a)  the Trustee fails to comply with Section 9.10;

          (b)  the Trustee is adjudged bankrupt or insolvent;

          (c) a receiver or public officer takes charge of the Trustee or its property; or

          (d)  the Trustee otherwise becomes incapable of acting.

          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint, by resolution of its Board of Directors, a successor Trustee.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company satisfactory in form and substance to the retiring Trustee

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

and the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 9.7.

          If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in aggregate principal amount of the Securities at the time outstanding may petition at the expense of the Company any court of competent jurisdiction at the expense of the Company for the appointment of a successor Trustee.

          If the Trustee fails to comply with Section 9.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          SECTION 9.9. SUCCESSOR TRUSTEE BY MERGER.

          If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

          SECTION 9.10. ELIGIBILITY; DISQUALIFICATION.

          The Trustee shall at all times satisfy the requirements of TIA Sections 310(a)(1) and 310(b). The Trustee (or its parent holding company) shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. Nothing contained herein shall prevent the Trustee from filing with the Commission the application referred to in the penultimate paragraph of TIA Section 310(b).

          SECTION 9.11. PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

          The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                    ARTICLE X

                             DISCHARGE OF INDENTURE

          SECTION 10.1. DISCHARGE OF LIABILITY ON SECURITIES.

          When (i) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced or repaid pursuant to Section 2.7) for cancellation or (ii) all outstanding Securities have become due and payable (whether at the Stated Maturity or upon acceleration, or on any Redemption Date, Repurchase Date or Change of Control Repurchase Date, or upon conversion) and the Company deposits with the Paying Agent or Conversion Agent cash or Applicable Stock sufficient to pay all amounts due and owing on all outstanding Securities (other

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than Securities replaced pursuant to Section 2.7), and if in either case the
Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 9.7, cease to be of further effect. The Trustee shall join in the execution of a document prepared by the Company acknowledging satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers' Certificate and Opinion of Counsel and at the cost and expense of the Company.

          SECTION 10.2. REPAYMENT TO THE COMPANY.

          The Trustee and the Paying Agent shall return to the Company upon written request any cash or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, Holders entitled to the cash or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person and the Trustee and the Paying Agent shall have no further liability to the Securityholders with respect to such cash or securities for that period commencing after the return thereof.

                                   ARTICLE XI

                                   AMENDMENTS

          SECTION 11.1. WITHOUT CONSENT OF HOLDERS.

          The Company and the Trustee may amend this Indenture or the Securities without the consent of any Securityholder to:

          (a) add to the covenants of the Company for the benefit of the Holders of Securities;

          (b)  surrender any right or power herein conferred upon the Company;

          (c) provide for conversion rights of Holders of Securities if any reclassification or change of the Ordinary Shares or any consolidation, merger or sale of all or substantially all of the Company's assets occurs;

          (d) provide for the assumption of the Company's obligations to the Holders of Securities in the case of a merger, consolidation, conveyance, transfer, sale, lease or other disposition pursuant to Article VII;

          (e) reduce the Conversion Price; PROVIDED, HOWEVER, that such reduction in the Conversion Price shall not adversely affect the interests of the Holders of Securities (after taking into account tax and other consequences of such reduction);

          (f) comply with the requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

          (g) make any changes or modifications necessary in connection with the registration of the Securities under the Securities Act as contemplated in the Registration

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

     Rights Agreement; PROVIDED, HOWEVER, that such action pursuant to this clause (g) does not, in the good faith opinion of the Board of Directors of the Company (as evidenced by a Board Resolution) and the Trustee, adversely affect the interests of the Holders of Securities in any material respect;

          (h) cure any ambiguity, correct or supplement any provision herein which may be inconsistent with any other provision herein or which is otherwise defective, or to make any other provisions with respect to matters or questions arising under this Indenture which the Company may deem necessary or desirable and which shall not be inconsistent with the provisions of this Indenture; PROVIDED, HOWEVER, that such action pursuant to this clause (h) does not, in the good faith opinion of the Board of Directors of the Company (as evidenced by a Board Resolution) and the Trustee, adversely affect the interests of the Holders of Securities in any material respect; and

          (i) add or modify any other provisions herein with respect to matters or questions arising hereunder which the Company and the Trustee may deem necessary or desirable and which will not adversely affect the interests of the Holders of Securities.

          SECTION 11.2. WITH CONSENT OF HOLDERS.

          Except as provided below in this Section 11.2, this Indenture or the Securities may be amended, modified or supplemented, and noncompliance in any particular instance with any provision of this Indenture or the Securities may be waived, in each case with the written consent or affirmative vote of the Holders of at least a majority of the principal amount of the Securities at the time outstanding.

          Without the written consent or the affirmative vote of each Holder of Securities affected thereby (in addition to the written consent or the affirmative vote of the holders of at least a majority of the principal amount of the Securities at the time outstanding), an amendment or waiver under this
Section 11.2 may not:

          (a) change the maturity of the principal amount of, or the payment date of any installment of interest or Additional Amounts, if any, on, any Security;

          (b) reduce the principal amount of, or interest or Additional Amounts, if any, on, or the Redemption Price, Repurchase Price or Change of Control Repurchase Price of, any Security;

          (c) change the currency of payment of principal amount of, or interest or Additional Amounts, if any, on, or the Redemption Price, Repurchase price or Change of Control Repurchase Price of, any Security from U.S. Dollars;

          (d) alter or otherwise modify the rate of interest or Additional Amounts, if any, on any Security, or the manner of calculation thereof;

          (e) impair the right of any Holder to institute suit for the enforcement of any payment or with respect to, or conversion of, any Security;

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

          (f) modify the obligation of the Company to maintain an agency in The City of New York pursuant to Section 6.5;

          (g) impair or adversely affect the conversion rights of the Holder of the Securities as provided in Article XII;

          (h) impair or adversely affect the repurchase rights of the Holders of the Securities as provided in Articles IV and V;

          (i) modify the optional redemption provisions of Article III in a manner adverse to the Holders of the Securities;

          (j) reduce the percentage of the principal amount of the outstanding Securities the written consent or affirmative vote of whose Holders is required for any such supplemental indenture; or

          (k) reduce the percentage of the principal amount of the outstanding Securities the written consent or affirmative vote of whose Holders is required for any waiver of any past Default provided for in this Indenture.

          It shall not be necessary for the consent of the Holders under this
Section 11.2 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

          After an amendment under this Section 11.2 becomes effective, the Company shall mail to each Holder a notice briefly describing the amendment.

          Nothing contained in this Section 11.2 shall impair the ability of the Company and the Trustee to amend this Indenture or the Securities without the consent of any Securityholder to provide for the assumption of the Company's obligations to the Holders of Securities in the case of a merger, consolidation, conveyance, transfer, sale, lease or other disposition pursuant to Article VII.

          SECTION 11.3. COMPLIANCE WITH TRUST INDENTURE ACT.

          Every supplemental indenture executed pursuant to this Article shall comply with the TIA.

          SECTION 11.4. REVOCATION AND EFFECT OF CONSENTS, WAIVERS AND ACTIONS.

          Until an amendment, waiver or other action by Holders becomes effective, a consent thereto by a Holder of a Security hereunder is a continuing consent by the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same obligation as the consenting Holder's Security, even if notation of the consent, waiver or action is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent, waiver or action as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment, waiver or action becomes

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

effective. After an amendment, waiver or action becomes effective, it shall bind every Securityholder.

          SECTION 11.5. NOTATION ON OR EXCHANGE OF SECURITIES.

          Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article XI may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for outstanding Securities.

          SECTION 11.6. TRUSTEE TO SIGN SUPPLEMENTAL INDENTURES.

          The Trustee shall sign any supplemental indenture authorized pursuant to this Article XI if the amendment contained therein does not affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign such supplemental indenture. In signing such supplemental indenture the Trustee shall receive, and (subject to the provisions of Section 9.1) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

          SECTION 11.7. EFFECT OF SUPPLEMENTAL INDENTURES.

          Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

                                   ARTICLE XII

                                   CONVERSION

          SECTION 12.1. CONVERSION RIGHT.

          (a)  Subject to and upon compliance with the provisions of this
Article XII, a Holder of a Security shall have the right, at such Holder's option, to convert all or any portion (if the portion to be converted is $1,000 or an integral multiple of $1,000) of such Security into, subject to Section 12.13, Ordinary Shares at the Conversion Price in effect on the date of conversion:

               (i) during any Conversion Period, if the Sale Price of the Ordinary Shares for at least 20 Trading Days in the 30 consecutive Trading Day period ending on the first day of such Conversion Period exceeds 120% of the Conversion Price in effect on such 30th Trading Day;

               (ii) during any period in which the Securities are rated by either Moody's or Standard & Poor's and the credit rating assigned to the Securities by either

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

     rating agency is downgraded by two levels or more, suspended or withdrawn, PROVIDED that the Company has no obligation to have the notes rated;

               (iii) if such Security has been called for redemption pursuant to Article III; or

               (iv)     as provided in Section (b) of this Section 12.1.

          The Conversion Agent shall, on behalf of the Company, determine on a daily basis whether the Securities shall be convertible as a result of the occurrence of an event specified in clause (i) above and, if the Securities shall be so convertible, the Conversion Agent shall promptly deliver to the Company and the Trustee written notice thereof. Whenever the Securities shall become convertible pursuant to this Section 12.1, the Company or, at the Company's request, the Trustee in the name and at the expense of the Company, shall notify the Holders of the event triggering such convertibility in the manner provided in Section 13.2, and the Company shall also publicly announce such information and publish it on the Company's Website. Any notice so given shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice.

          (b)  (i)      In the event that:

                        (A) the Company distributes to all holders of its Ordinary Shares rights or warrants entitling them (for a period expiring within 60 days of the Record Date for such distribution) to subscribe for or purchase Ordinary Shares at a price per Ordinary Share less than the Sale Price of the Ordinary Shares on the Business Day immediately preceding the announcement of such distribution;

                        (B) the Company distributes to all holders of its Ordinary Shares cash or other assets, debt securities or rights or warrants to purchase its securities, where the Fair Market Value (as determined by the Board of Directors) of such distribution per Ordinary Share exceeds 10% of the Sale Price of the Ordinary Shares on the Business Day immediately preceding the date of declaration of such distribution; or

                        (C)     a Change of Control occurs,

then, in each case, the Securities may be surrendered for conversion at any time on and after the date that the Company gives notice to the Holders of such right, which shall be, in the case of (A) or (B), not less than 20 days prior to the Ex-Dividend Time for such distribution, or, in the case of (C), within 30 days after the occurrence of the Change of Control, until 5:00 p.m., New York City time, on, in the case of (A) or (B), the earlier of the Business Day immediately preceding the Ex-Dividend Time and the date the Company announces that such distribution will not take place or, in the case of (C), the earlier of the 30th day after the Company's delivery of the notice of the change of control and the date the Company announces that the Change of Control will not take place; PROVIDED, HOWEVER, that in the case of (A) or (B), a Holder of Securities may not surrender Securities for conversion if the Holder will otherwise participate in such distribution without conversion.

               (ii) In addition, in the event that the Company consolidates with or merges into another corporation, or is a party to a binding share exchange pursuant to which the Ordinary Shares would be converted into cash, securities or other property as set forth in Section 12.4, then the Securities may be surrendered for conversion at any time from and after the date which is 15 calendar days prior to the date announced by the Company as the anticipated effective time of such transaction until 15 calendar days after the actual date of such transaction.

          SECTION 12.2. CONVERSION PROCEDURE; CONVERSION PRICE; FRACTIONAL
SHARES.

          (a) Subject to Section 12.13, each Security shall be convertible at the office of the Conversion Agent into fully paid and nonassessable Ordinary Shares (calculated to the nearest 1/10,000th of a share). The number of Ordinary Shares issuable upon conversion of a Security shall be determined by dividing the principal amount of the Security or portion thereof surrendered for conversion by the Conversion Price in effect on the date of conversion.

          The Conversion Agent shall notify the Company when it receives a Conversion Notice. The Company shall determine the number of Ordinary Shares and/or the amount of cash, if any, that the Holder that submitted the Conversion Notice is entitled to receive upon surrender of the Securities covered by that Conversion Notice.

          No payment or adjustment shall be made in respect of dividends or distributions on the Ordinary Shares issued upon conversion or accrued and unpaid interest or Additional Amounts, if any, on a converted Security, except as described in Section 12.9.

          The Company will not issue any fraction of an Ordinary Share in connection with any conversion of Securities. Instead, the Company will, subject to Section 12.3(h), make a cash payment (calculated to the nearest cent) equal to such fraction multiplied by the Sale Price of the Ordinary Shares on the last Trading Day prior to the date of conversion.

          Notwithstanding the foregoing, a Security in respect of which a Holder has delivered a Repurchase Notice or a Change of Control Repurchase Notice exercising such Holder's right to require the Company to repurchase such Security may be converted only if such Repurchase Notice or Change of Control Repurchase Notice, as the case may be, is withdrawn in accordance with the
Section 4.3 or 5.3, as the case may be, prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the applicable Repurchase Date or Change of Control Repurchase Date, as the case may be.

          (b) Before any Holder of a Security shall be entitled to convert the same into Ordinary Shares, such Holder shall, in the case of Global Securities, comply with the Applicable Procedures of the Depositary in effect at that time, and in the case of Certificated Securities, surrender such Securities, duly endorsed to the Company or in blank, at the office of the Conversion Agent, and shall give written notice to the Company at said office or place in the form of the Conversion Notice attached to the Security (the "CONVERSION NOTICE") that such Holder elects to convert the same and shall state in writing therein the principal amount of Securities to be converted and the name or names (with addresses) in which such Holder wishes the certificate or certificates for Ordinary Shares to be issued.

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

          Before any such conversion, a Holder also shall pay all funds required, if any, relating to interest or Additional Amounts, if any, on the Securities, as provided in Section 12.9, and all taxes or duties, if any, as provided in Section 12.8.

          If more than one Security shall be surrendered for conversion at one time by the same Holder, the number of full Ordinary Shares which shall be deliverable upon conversion shall be computed on the basis of the aggregate principal amount of the Securities (or specified portions thereof to the extent permitted thereby) so surrendered. Subject to the next succeeding sentence, the Company will, as soon as practicable thereafter, issue and deliver at said office or place to such Holder of a Security, or to such Holder's nominee or nominees, certificates for the number of full Ordinary Shares to which such Holder shall be entitled as aforesaid, together with cash in lieu of any fraction of a share to which such Holder would otherwise be entitled. The Company shall not be required to deliver certificates for Ordinary Shares while the stock transfer books for such stock or the security register are duly closed for any purpose, but certificates for Ordinary Shares shall be issued and delivered as soon as practicable after the opening of such books or security register.

          If Ordinary Shares to be issued upon conversion of a Restricted Security are to be issued in the name of a Person other than the Holder of such Restricted Security, such Holder must deliver to the Conversion Agent a certification in substantially the form set forth in a Transfer Certificate dated the date of surrender of such Restricted Security and signed by such Holder, as to compliance with the restrictions on transfer applicable to such Restricted Security. The Company shall not be required to issue Ordinary Shares upon conversion of any such Restricted Security to a Person other than the Holder if such Restricted Security is not so accompanied by a properly completed certification, and the Registrar shall not be required to register Ordinary Shares upon conversion of any such Restricted Security in the name of a Person other than the Holder if such Restricted Security is not so accompanied by a properly completed certification.

          (c) A Security shall be deemed to have been converted immediately prior to 5:00 p.m., New York City time, on the date of the surrender of such Securities for conversion as provided above, and the person or persons entitled to receive the Ordinary Shares issuable upon such conversion shall be treated for all purposes as the record Holder or Holders of such Ordinary Shares as of 5:00 p.m., New York City time, on such date.

          (d) In case any Certificated Security shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder of the Security so surrendered, without charge to such Holder (subject to the provisions of Section 12.8), a new Security or Securities in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Certificated Securities.

          SECTION 12.3. ADJUSTMENT OF CONVERSION PRICE FOR ORDINARY SHARES.

          The Conversion Price shall be adjusted from time to time as follows:

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          (a)  In case the Company shall, at any time or from time to time while any of the Securities are outstanding, pay a dividend or make a distribution in Ordinary Shares to all holders of its outstanding Ordinary Shares, then the Conversion Price in effect at the opening of business on the date next following the Record Date fixed for the determination of shareholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction:

        (i) the numerator of which shall be the number of Ordinary Shares outstanding at the close of business on the Record Date fixed for such determination; and

       (ii) the denominator of which shall be the sum of such number of Ordinary Shares and the total number of Ordinary Shares constituting such dividend or other distribution.

               Such reduction shall become effective immediately after the opening of business on the day following the Record Date fixed for such determination. If any dividend or distribution of the type described in this
Section 12.3(a) is declared but not so paid or made, the Conversion Price shall again be adjusted to the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

          (b) In case the Company shall, at any time or from time to time while any of the Securities are outstanding, subdivide its outstanding Ordinary Shares into a greater number of Ordinary Shares, then the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and conversely, in case the Company shall, at any time or from time to time while any of the Securities are outstanding, combine its outstanding shares of Ordinary Shares into a smaller number of Ordinary Shares, then the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased.

               Such reduction or increase, as the case may be, shall become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

          (c) In case the Company shall, at any time or from time to time while any of the Securities are outstanding, issue rights or warrants for a period expiring within 60 days (other than any rights or warrants referred to in Section 12.3(d)) to all holders of its outstanding Ordinary Shares entitling them to subscribe for or purchase Ordinary Shares (or securities convertible into or exchangeable or exercisable for Ordinary Shares), at a price per Ordinary Share (or having a conversion, exchange or exercise price per Ordinary Share) less than the Sale Price of the Ordinary Shares on the Business Day immediately preceding the date of the announcement of such issuance (treating the conversion, exchange or exercise price per Ordinary Share of the securities convertible into Ordinary Shares as equal to (x) the sum of (i) the price for a unit of the security convertible into or exchangeable or exercisable for Ordinary Shares and (ii) any additional consideration initially payable upon the conversion of or exchange or exercise for such security into Ordinary Shares divided by (y) the number of Ordinary Shares initially underlying such convertible, exchangeable or exercisable security), then the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion

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

Price in effect at the opening of business on the date after such date of announcement by a fraction:

        (i) the numerator of which shall be the number of Ordinary Shares outstanding on the close of business on the date of announcement, plus the number of Ordinary Shares (or convertible, exchangeable or exercisable securities) which the aggregate offering price of the total number of Ordinary Shares (or convertible, exchangeable or exercisable securities) so offered for subscription or purchase (or the aggregate conversion, exchange or exercise price of the convertible, exchangeable or exercisable securities so offered) would purchase at such Sale Price of the Ordinary Shares; and

       (ii) the denominator of which shall be the number of Ordinary Shares outstanding at the close of business on the date of announcement, plus the total number of additional Ordinary Shares so offered for subscription or purchase (or into which the convertible, exchangeable or exercisable securities so offered are convertible, exchangeable or exercisable).

               Such adjustment shall become effective immediately after the opening of business on the day following the date of announcement of such issuance. To the extent that Ordinary Shares (or securities convertible, exchangeable or exercisable into Ordinary Shares) are not delivered pursuant to such rights or warrants, upon the expiration or termination of such rights or warrants, the Conversion Price shall be readjusted to the Conversion Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of Ordinary Shares (or securities convertible, exchangeable or exercisable into Ordinary Shares) actually delivered. In the event that such rights or warrants are not so issued, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if the date fixed for the determination of shareholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase Ordinary Shares at less than such Sale Price, and in determining the aggregate offering price of such Ordinary Shares, there shall be taken into account any consideration received for such rights or warrants, the value of such consideration if other than cash, to be determined by the Board of Directors.

          (d)  (A)      In case the Company shall, at any time or from time to
time while any of the Securities are outstanding, by dividend or otherwise, distribute to all holders of its outstanding Ordinary Shares (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation and the Ordinary Shares are not changed or exchanged), shares of its capital stock evidences of its Indebtedness or other assets, including securities, but excluding (i) dividends or distributions of Ordinary Shares referred to in Section 12.3(a), (ii) any rights or warrants referred to in Section 12.3(c), (iii) dividends and distributions paid exclusively in cash referred to in Section 12.3(e) and (iv) dividends and distributions of stock, securities or other property or assets (including cash) in connection with the reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance to which Section 12.4 applies (such capital stock, evidence of its indebtedness, other assets or securities being distributed hereinafter in this Section 12.3(d) called the "DISTRIBUTED ASSETS"), then, in each such case, subject to paragraphs (D) and
(E) of this Section 12.3(d), the Conversion Price shall be reduced so that the same shall be equal to the

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price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the Record Date with respect to such distribution by a fraction:

        (i) the numerator of which shall be the Current Market Price of the Ordinary Shares, less the Fair Market Value on such date of the portion of the distributed assets so distributed applicable to one Ordinary Share (determined on the basis of the number of Ordinary Shares outstanding on the Record Date)(determined as provided in Section 12.3(g)) on such date; and

       (ii) the denominator of which shall be such Current Market Price.

               Such reduction shall become effective immediately prior to the opening of business on the day following the Record Date for such distribution. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

               (B) If the Board of Directors determines the Fair Market Value of any distribution for purposes of this Section 12.3(d) by reference to the actual or when issued trading market for any distributed assets comprising all or part of such distribution, it must in doing so consider the prices in such market over the same period (the "REFERENCE PERIOD") used in computing the Current Market Price pursuant to Section 12.3(g) to the extent possible, unless the Board of Directors determines in good faith that determining the Fair Market Value during the Reference Period would not be in the best interest of the Holders.

               (C) In the event any such distribution consists of shares of capital stock of, or similar equity interests in, one or more of the Company's Subsidiaries (a "SPIN-OFF"), the Fair Market Value of the securities to be distributed shall equal the average of the closing sale prices of such securities on the principal securities market on which such securities are traded for the five consecutive Trading Days commencing on and including the sixth Trading Day of those securities after the effectiveness of the Spin-Off, and the Current Market Price shall be measured for the same period. In the event, however, that an underwritten initial public offering of the securities in the Spin-Off occurs simultaneously with the Spin-Off, Fair Market Value of the securities distributed in the Spin-Off shall mean the initial public offering price of such securities and the Current Market Price shall mean the Sale Price for the Ordinary Shares on the same Trading Day.

               (D) Rights or warrants distributed by the Company to all holders of its outstanding Ordinary Shares entitling them to subscribe for or purchase shares of the Company's capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events ("TRIGGER EVENT"), (x) are deemed to be transferred with such Ordinary Shares, (y) are not exercisable and (z) are also issued in respect of future issuances of Ordinary Shares shall be deemed not to have been distributed for purposes of this Section 12.3(d) (and no adjustment to the Conversion Price under this Section 12.3(d) will be required) until the occurrence of the earliest Trigger Event. If such right or warrant is subject to subsequent events, upon the occurrence of which such right or warrant shall become exercisable to purchase different distributed assets, evidences of indebtedness or other assets, or entitle the holder to purchase a different number or amount of the foregoing or to purchase any of the foregoing at a different purchase price, then the occurrence of each such event shall be deemed to be the date of issuance and Record Date with respect to a new right or warrant (and a termination or expiration of the existing right or warrant without exercise by the holder thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto, that resulted in an adjustment to the Conversion Price under this Section 12.3(d):

        (i) in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder of Ordinary Shares with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Ordinary Shares as of the date of such redemption or repurchase; and

       (ii) in the case of such rights or warrants which shall have expired or been terminated without exercise, the Conversion Price shall be readjusted as if such rights and warrants had never been issued.

               (E) For purposes of this Section 12.3(d) and Sections 12.3(a), 12.3(b) and 12.3(c), any dividend or distribution to which this Section 12.3(d) is applicable that also includes (x) Ordinary Shares, (y) a subdivision or combination of Ordinary Shares to which Section 12.3(b) applies or (z) rights or warrants to subscribe for or purchase Ordinary Shares to which
Section 12.3(c) applies (or any combination thereof), shall be deemed instead to be:

        (i) a dividend or distribution of the evidences of indebtedness, assets, shares of capital stock, rights or warrants, other than such Ordinary Shares, such subdivision or combination or such rights or warrants to which Sections 12.3(a), 12.3(b) and 12.3(c) apply, respectively (and any Conversion Price reduction required by this Section 12.3(d) with respect to such dividend or distribution shall then be made), immediately followed by

       (ii) a dividend or distribution of such Ordinary Shares, such subdivision or combination or such rights or warrants (and any further Conversion Price reduction required by Sections 12.3(a), 12.3(b) and 12.3(c) with respect to such dividend or distribution shall then be made), except:

          (A) the Record Date of such dividend or distribution shall be substituted as (i) "the date fixed for the determination of stockholders entitled to receive such dividend or other distribution," "Record Date fixed for such determinations" and "Record Date" within the meaning of
     Section 12.3(a), (ii) "the day upon which such subdivision becomes effective" and "the day upon which such combination becomes effective" within the meaning of Section 12.3(b), and (iii) as "the date fixed for the determination of stockholders entitled to receive such rights or warrants," "the Record Date fixed for the

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     determination of the stockholders entitled to receive such rights or warrants" and such "Record Date" within the meaning of Section 12.3(c); and

          (B) any Ordinary Shares included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of Section 12.3(a) and any reduction or increase in the number of Ordinary Shares resulting from such subdivision or combination shall be disregarded in connection with such dividend or distribution.

          (e) In case the Company shall, at any time or from time to time while any of the Securities are outstanding, by dividend or otherwise, distribute to all holders of its outstanding Ordinary Shares, cash (excluding any cash that is distributed upon a reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance to which Section 12.4 applies or as part of a distribution referred to in Section 12.3(d)), in an aggregate amount that, combined together with:

        (i) the aggregate amount of any other such distributions to all holders of outstanding Ordinary Shares made exclusively in cash within the 12 months preceding the date of payment of such distribution, and in respect of which no adjustment pursuant to this Section 12.3(e) has been made; and

       (ii) the aggregate amount of any cash, plus the Fair Market Value of other consideration paid in respect of any tender offer or exchange offer by the Company or any of its Subsidiaries for all or any portion of the Ordinary Shares concluded within the 12 months preceding the date of such distribution, and in respect of which no adjustment pursuant to Section 12.3(f) has been made;

exceeds 10% of the product of the Sale Price of the Ordinary Shares on the Record Date with respect to such distribution, times the number of Ordinary Shares outstanding on such date, then, and in each case, immediately after the close of business on such date, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business of such Record Date by a fraction:

          (A) the numerator of which shall be equal to the Current Market Price on the Record Date, less an amount equal to the quotient of (x) the excess of such combined amount over such 10% and (y) the number of Ordinary Shares outstanding on the Record Date; and

          (B) the denominator of which shall be equal to the Current Market Price on such date.

          (f) In case a tender offer or exchange offer made by the Company or any of its Subsidiaries for all or any portion of the Ordinary Shares shall expire and such tender offer or exchange offer (as amended upon the expiration thereof) shall require the payment to shareholders (based on the acceptance (up to any maximum specified in the terms of the tender offer or exchange offer) of shares tendered) of an aggregate consideration having a Fair Market Value (as determined by the Board of Directors) that combined together with:

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        (i) the aggregate amount of the cash, plus the Fair Market Value, as of the expiration of such tender offer or exchange offer, of any other consideration payable in respect of any other tender offers or exchange offers, by the Company or any of its Subsidiaries for all or any portion of the Ordinary Shares expiring within the 12 months preceding the expiration of such tender offer or exchange offer and in respect of which no adjustment pursuant to this Section 12.3(f) has been made; and

       (ii) the aggregate amount of any distributions to all holders of Ordinary Shares made exclusively in cash within 12 months preceding the expiration of such tender offer or exchange offer and in respect of which no adjustment pursuant to Section 12.3(e) has been made;

exceeds 10% of the product of the Sale Price of the Ordinary Shares as of the last time (the "EXPIRATION TIME") tenders or exchanges could have been made pursuant to such tender offer or exchange offer (as it may be amended), times the number of Ordinary Shares outstanding (including any tendered or exchanged shares) on the Expiration Time (such excess above 10%, the "EXCESS AMOUNT"), then, and in each such case, immediately prior to the opening of business on the day after the date of the Expiration Time, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the date of the Expiration Time by a fraction:

          (A) the numerator of which shall be the (x) the product of (i) the number of Ordinary Shares outstanding (including any tendered or exchanged shares) at the Expiration Time and (ii) the Current Market Price of the Ordinary Shares at the Expiration Time, less (y) the Excess Amount; and

          (B) the denominator shall be the product of the number of Ordinary Shares outstanding (including any tendered or exchanged shares) at the Expiration Time and the Current Market Price of the Ordinary Shares at the Expiration Time.

          Such reduction (if any) shall become effective immediately prior to the opening of business on the day following the Expiration Time. In the event that the Company is obligated to purchase shares pursuant to any such tender offer or exchange offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all or a portion of such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such (or such portion of the) tender offer or exchange offer had not been made. If the application of this Section 12.3(f) to any tender offer or exchange offer would result in an increase in the Conversion Price, no adjustment shall be made for such tender offer under this
Section 12.3(f).

          Pursuant to rights issued under any of the Company's rights plans, if Holders of the Securities exercising the right of conversion attaching after the date the rights separate from the underlying Ordinary Shares are not entitled to receive the rights that would otherwise be attributable to the Ordinary Shares received upon conversion, the Conversion Price will be adjusted as though the rights were being distributed to holders of Ordinary Shares on the date of such separation. If such an adjustment is made and the rights are later redeemed, invalidated or

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

terminated, then a corresponding reversing adjustment will be made to the Conversion Price on an equitable basis.

          (g) For purposes of this Article XII, the following terms shall have the meanings indicated:

          "CURRENT MARKET PRICE" on any date means the average of the daily Sale Prices per share of Ordinary Shares for the ten consecutive Trading Days immediately prior to such date; PROVIDED, HOWEVER, that if:

        (i) the "ex" date (as hereinafter defined) for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 12.3(a), (b), (c),
     (d), (e), or (f) occurs during such ten consecutive Trading Days, the Sale Price for each Trading Day prior to the "ex" date for such other event shall be adjusted by dividing such Sale Price by the same fraction by which the Conversion Price is so required to be adjusted as a result of such other event;

        (ii) the "ex" date for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 12.3(a), (b), (c), (d), (e), or (f) occurs on or after the "ex" date for the issuance or distribution requiring such computation and prior to the day in question, the Sale Price for each Trading Day on and after the "ex" date for such other event shall be adjusted by dividing such Sale Price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event; and

      (iii) the "ex" date for the issuance or distribution requiring such computation is prior to the day in question, after taking into account any adjustment required pursuant to clause (1) or (2) of this proviso, the Sale Price for each Trading Day on or after such "ex" date shall be adjusted by adding thereto the amount of any cash and the Fair Market Value (as determined by the Board of Directors in a manner consistent with any determination of such value for purposes of Section 12.3(d), (e) or (f) of the evidences of Indebtedness, shares of capital stock or assets being distributed applicable to one share of Ordinary Shares as of the close of business on the day before such "ex" date.

For purposes of any computation under Section 12.3(f), if the "ex" date for any event (other than the tender offer requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 12.3(a), (b), (c), (d),
(e) or (f) occurs on or after the Expiration Time for the tender or exchange offer requiring such computation and prior to the day in question, the Sale Price for each Trading Day on and after the "ex" date for such other event shall be adjusted by dividing such Sale Price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event. For purposes of this paragraph, the term "ex" date, when used:

        (i) with respect to any issuance or distribution, means the first date on which the Ordinary Shares trade regular way on the relevant exchange or in the relevant market from which the Sale Price was obtained without the right to receive such issuance or distribution;

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       (ii) with respect to any subdivision or combination of Ordinary Shares, means the first date on which the Ordinary Shares trade regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective; and

      (iii) with respect to any tender offer or exchange offer, means the first date on which the Ordinary Shares trade regular way on such exchange or in such market after the Expiration Time of such offer.

Notwithstanding the foregoing, whenever successive adjustments to the Conversion Price are called for pursuant to this Section 12.3, such adjustments shall be made to the Current Market Price as may be necessary or appropriate to effectuate the intent of this Section 12.3 and to avoid unjust or inequitable results as determined in good faith by the Board of Directors.

          "FAIR MARKET VALUE" means the amount which a willing buyer would pay a willing seller in an arm's length transaction (as determined by the Board of Directors, whose determination shall be conclusive).

          "RECORD DATE" means, with respect to any dividend, distribution or other transaction or event in which the holders of Ordinary Shares have the right to receive any cash, securities or other property or in which the Ordinary Shares (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of shareholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

          (h) The Company shall be entitled to make such additional reductions in the Conversion Price, in addition to those required by Sections 12.3(a), (b),
(c), (d), (e) and (f), as shall be necessary in order that any dividend or distribution of Ordinary Shares, any subdivision, reclassification or combination of Ordinary Shares or any issuance of rights or warrants referred to above shall not be taxable to the holders of Ordinary Shares for United States Federal income tax purposes.

          (i) To the extent permitted by applicable law, the Company may, from time to time, reduce the Conversion Price by any amount for any period of time if such period is at least 20 days, the reduction is irrevocable during the period and the Board of Directors determines that such reduction would be in the best interest of the Company. Whenever the Conversion Price is reduced pursuant to the preceding sentence, the Company shall mail to the Trustee and each Holder at the address of such Holder as it appears in the register of the Securities maintained by the Registrar, at least 15 days prior to the date the reduced Conversion Price takes effect, a notice of the reduction stating the reduced Conversion Price and the period during which it will be in effect.

          (j) In any case in which this Section 12.3 shall require that any adjustment be made effective as of or retroactively immediately following a Record Date, the Company may elect to defer (but only for five Trading Days following the filing of the notice referred to in Section 12.5) issuing to the Holder of any Securities converted after such Record Date the Ordinary Shares issuable upon such conversion over and above the Ordinary Shares issuable upon such conversion on the basis of the Conversion Price prior to adjustment; PROVIDED,

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

HOWEVER, that the Company shall deliver to such Holder a due bill or other appropriate instrument evidencing such Holder's right to receive such additional Ordinary Shares upon the occurrence of the event requiring such adjustment.

          (k) All calculations under this Section 12.3 shall be made to the nearest cent or one-hundredth of a share, with one-half cent and 0.005 of a share, respectively, being rounded upward. Notwithstanding any other provision of this Section 12.3, the Company shall not be required to make any adjustment of the Conversion Price unless such adjustment would require an increase or decrease of at least 1% of such price. Any lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least 1% in such price. Any adjustments under this Section 12.3 shall be made successively whenever an event requiring such an adjustment occurs.

          (l) In the event that at any time, as a result of an adjustment made pursuant to this Section 12.3, the Holder of any Securities thereafter surrendered for conversion shall become entitled to receive any shares of stock of the Company other than Ordinary Shares into which the Securities originally were convertible, the Conversion Price of such other shares so receivable upon conversion of any such Security shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Ordinary Shares contained in subparagraphs (a) through (k) of this Section 12.3, and the provision of Sections 12.1, 12.2 and 12.4 through
12.9 with respect to the Ordinary Shares shall apply on like or similar terms to any such other shares and the determination of the Board of Directors as to any such adjustment shall be conclusive.

          (m) No adjustment shall be made pursuant to this Section 12.3 if (i) the effect thereof would be to reduce the Conversion Price below the par value (if any) of the Ordinary Shares or (ii) any dividend, distribution or issuance that would otherwise give rise to an adjustment pursuant to this Section 12.3 is made or paid to the Holders of the Securities.

          SECTION 12.4. CONSOLIDATION OR MERGER OF THE COMPANY.

     If any of the following events occurs, namely:

          (a) any reclassification or change of the outstanding Ordinary Shares (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination);

          (b) any merger, consolidation, statutory share exchange or combination of the Company with another corporation as a result of which holders of Ordinary Shares shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Ordinary Shares; or

          (c) any sale or conveyance of the properties and assets of the Company as, or substantially as, an entirety to any other corporation as a result of which holders of Ordinary Shares shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Ordinary Shares;

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the Company or the successor or purchasing corporation, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture, if such supplemental indenture is then required to so comply) providing that such Securities shall be convertible into the kind and amount of shares of stock and other securities or property or assets (including cash) which such Holder would have been entitled to receive upon such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance had such Securities been converted into Ordinary Shares immediately prior to such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance assuming such holder of Ordinary Shares did not exercise its rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such merger, consolidation, statutory share exchange, sale or conveyance (PROVIDED, that if the kind or amount of securities, cash or other property receivable upon such merger, consolidation, statutory share exchange, sale or conveyance is not the same for each share of Ordinary Shares in respect of which such rights of election shall not have been exercised ("NON-ELECTING SHARE"), then for the purposes of this Section 12.4, the kind and amount of securities, cash or other property receivable upon such merger, consolidation, statutory share exchange, sale or conveyance for each Non-Electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-Electing Shares). Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article XII. If, in the case of any such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance, the stock or other securities and assets receivable thereupon by a holder of Ordinary Shares includes shares of stock or other securities and assets of a corporation other than the successor or purchasing corporation, as the case may be, in such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders of the Securities as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including to the extent practicable the provisions providing for the Change of Control repurchase rights set forth in Article V.

          The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at the address of such Holder as it appears on the register of the Securities maintained by the Registrar, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

          The above provisions of this Section 12.4 shall similarly apply to successive reclassifications, mergers, consolidations, statutory share exchanges, combinations, sales and conveyances.

          If this Section 12.4 applies to any event or occurrence, Section 12.3 shall not apply.

          SECTION 12.5. NOTICE OF ADJUSTMENT.

          Whenever an adjustment in the Conversion Price with respect to the Securities is required:

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

          (a) the Company shall forthwith place on file with the Trustee and any Conversion Agent for such securities a certificate of the Treasurer of the Company, stating the adjusted Conversion Price determined as provided herein and setting forth in reasonable detail such facts as shall be necessary to show the reason for and the manner of computing such adjustment; and

          (b) a notice stating that the Conversion Price has been adjusted and setting forth the adjusted Conversion Price shall forthwith be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company, to each Holder in the manner provided in Section
     13.2. Any notice so given shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice.

          SECTION 12.6. NOTICE IN CERTAIN EVENTS.

          In case of:

          (a) a consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or of the sale or conveyance to another Person or entity or group of Persons or entities acting in concert as a partnership, limited partnership, syndicate or other group (within the meaning of Rule 13d-3 under the Exchange Act) of all or substantially all of the property and assets of the Company; or

          (b) the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

          (c) any action triggering an adjustment of the Conversion Price referred to in clauses (x) or (y) below;

then, in each case, the Company shall cause to be filed with the Trustee and the Conversion Agent, and shall cause to be given, to the Holders of the Securities in the manner provided in Section 13.2, at least 15 days prior to the applicable date hereinafter specified, a notice stating:

          (x) the date on which a record is to be taken for the purpose of any distribution or grant of rights or warrants triggering an adjustment to the Conversion Price pursuant to this Article XII, or, if a record is not to be taken, the date as of which the holders of record of Ordinary Shares entitled to such distribution, rights or warrants are to be determined; or

          (y) the date on which any reclassification, consolidation, merger, sale, conveyance, dissolution, liquidation or winding up triggering an adjustment to the Conversion Price pursuant to this Article XII is expected to become effective, and the date as of which it is expected that holders of Ordinary Shares of record shall be entitled to exchange their Ordinary Shares for securities or other property deliverable upon such reclassification, consolidation, merger sale, conveyance, dissolution, liquidation or winding up.

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          Failure to give such notice or any defect therein shall not affect the legality or validity of the proceedings described in clause (a), (b) or (c) of this Section 12.6.

          SECTION 12.7. COMPANY TO RESERVE STOCK: REGISTRATION; LISTING.

          (a) The Company shall, prior to issuance of any Securities hereunder, and from time to time as may be necessary, reserve and keep available, free from preemptive rights, out of its authorized but unissued Ordinary Shares, for the purpose of effecting the conversion of the Securities, such number of its duly authorized Ordinary Shares as shall from time to time be sufficient to effect the conversion of all Securities then outstanding into such Ordinary Shares at any time (assuming that, at the time of the computation of such number of Ordinary Shares, all such Securities would be held by a single Holder). The Company covenants that all Ordinary Shares which may be issued upon conversion of Securities will upon issue be fully paid and nonassessable and free from all liens and charges and, except as provided in Section 12.8, taxes with respect to the issue thereof.

          (b) If any Ordinary Shares which would be issuable upon conversion of Securities hereunder require registration with or approval of any governmental authority before such shares or securities may be issued upon such conversion, the Company will use its reasonable best efforts to cause such shares or securities to be duly registered or approved, as the case may be. The Company further covenants that so long as the Ordinary Shares shall be listed on the NYSE, the Company will use its reasonable best efforts, if permitted by the rules of the NYSE, to list and keep listed all Ordinary Shares issuable upon conversion of the Securities, and the Company will use its reasonable best efforts to list the Ordinary Shares to be delivered upon conversion of the Securities prior to such delivery upon any other national securities exchange upon which the outstanding Ordinary Shares is listed at the time of such delivery.

          SECTION 12.8. TAXES ON CONVERSION.

          The issue of stock certificates on conversion of Securities shall be made without charge to the converting Holder for any documentary, stamp or similar issue or transfer taxes in respect of the issue thereof, and the Company shall pay any and all documentary, stamp or similar issue or transfer taxes that may be payable in respect of the issue or delivery of Ordinary Shares on conversion of Securities pursuant hereto. The Company shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issue or delivery of Ordinary Shares or the portion, if any, of the Securities which are not so converted in a name other than that in which the Securities so converted were registered, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of such tax or has established to the satisfaction of the Company that such tax has been paid.

          SECTION 12.9. CONVERSION AFTER REGULAR RECORD DATE.

          Except as provided in the succeeding paragraph, the Holder of such Securities shall not be entitled to receive any accrued and unpaid interest or Additional Amounts, if any.

          If any Securities are surrendered for conversion subsequent to the close of business on any Regular Record Date but prior to the opening of business on the corresponding

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

Interest Payment Date, the Holder of such Securities at the close of business on such Regular Record Date shall receive the interest and Additional Amounts, if any, payable on such Securities on such Interest Payment Date notwithstanding the conversion thereof. Securities surrendered for conversion during the period from the close of business on any Regular Record Date to the opening of business on the corresponding Interest Payment Date shall (except in the case of Securities which have been called for redemption on a Redemption Date within such period) be accompanied by payment by Holders, for the account of the Company, in New York Clearing House funds or other funds acceptable to the Company of an amount equal to the interest and Additional Amounts, if any, payable on such interest payment date on the Securities being surrendered for conversion.

          Except as provided in this Section 12.9, no payment or adjustment shall be made in respect of dividends or distributions on the Ordinary Shares issued upon conversion or accrued and unpaid interest or Additional Amounts, if any, on a converted Security.

          SECTION 12.10. COMPANY DETERMINATION FINAL.

          Any determination that the Company or the Board of Directors must make pursuant to this Article XII shall be conclusive if made in good faith and in accordance with the provisions of this Article, absent manifest error, and set forth in a Board Resolution.

          SECTION 12.11. RESPONSIBILITY OF TRUSTEE FOR CONVERSION PROVISIONS.

          The Trustee has no duty to determine when an adjustment under this
Article XII should be made, how it should be made or what it should be. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities. The Trustee shall not be responsible for any failure of the Company to comply with this Article XII. Each Conversion Agent other than the Company shall have the same protection under this Section 12.11 as the Trustee.

          The rights, privileges, protections, immunities and benefits given to the Trustee under the Indenture including, without limitation, its rights to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each Paying Agent or Conversion Agent acting hereunder.

          SECTION 12.12. UNCONDITIONAL RIGHT OF HOLDERS TO CONVERT.

          Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to convert its Security in accordance with this Article XII and to bring an action for the enforcement of any such right to convert, and such rights shall not be impaired or affected without the consent of such Holder.

          SECTION 12.13. CASH CONVERSION OPTION.

          (a) If a Holder elects to convert all or any portion of a Security into Ordinary Shares pursuant to Section 12.1, the Company may choose to satisfy all or any portion of its conversion obligation (the "CONVERSION OBLIGATION") in cash. Upon such election, the Company will notify such Holder through the Trustee of the dollar amount to be satisfied in cash

(which must be expressed either as a percentage of the Conversion Obligation or as a fixed dollar amount) at any time on or before the date that is two Business Days following receipt of the Conversion Notice required pursuant to Section
12.2 (such period, the "CASH SETTLEMENT NOTICE PERIOD"). If the Company elects to pay cash for any portion of the Ordinary Shares otherwise issuable to the Holder, the Holder may retract the conversion notice at any time during the two Business Day period beginning on the day after the final day of the Cash Settlement Notice Period (a "CONVERSION RETRACTION PERIOD"); no such retraction can be made (and a Conversion Notice shall be irrevocable) if the Company does not elect to deliver cash in lieu of shares (other than cash in lieu of fractional shares). If the Conversion Notice has not been retracted, then settlement (in cash and/or Ordinary Shares) will occur on the Business Day following the final day of the 20 Trading Day period beginning on the day after the final day of the Conversion Retraction Period (the "CASH SETTLEMENT AVERAGING PERIOD"). Settlement amounts will be computed as follows:

               (i) if the Company elects to satisfy the entire Conversion Obligation in Ordinary Shares, the Company will deliver to such Holder a number of Ordinary Shares equal to (1) the aggregate original principal amount of Securities to be converted divided by 1,000, multiplied by (2) the Conversion Rate;

               (ii) if the Company elects to satisfy the entire Conversion Obligation in cash, the Company will deliver to such Holder cash in an amount equal to the product of:

                        (1) a number equal to (x) the aggregate original principal amount of Securities to be converted divided by 1,000, multiplied by (y) the Conversion Rate, and

                        (2) the average Sale Price of the Ordinary Shares during the Cash Settlement Averaging Period; and

               (iii) if the Company elects to satisfy a portion of the Conversion Obligation in cash (the "CASH AMOUNT"), the Company will deliver to such Holder the Cash Amount and a number of Ordinary Shares equal to (1) the number of Ordinary Shares calculated in clause (i) above, minus (2) the quotient of the Cash Amount divided by the average of the Sale Price of the Ordinary Shares over the Cash Settlement Averaging Period.

Notwithstanding the foregoing, a Security in respect of which a Holder has delivered a Repurchase Notice or a Change of Control Repurchase Notice, as the case may be, exercising such Holder's right to require the Company to repurchase such Security may be converted as described in this Section 12.13(a) only if such notice of exercise is withdrawn in accordance with the Section 4.3 or 5.3, as applicable, prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the applicable Repurchase Date or Change of Control Repurchase date, as the case may be.

          (b) If a Holder elects to convert all or any portion of a Security into Ordinary Shares after the Company has exercised its right to redeem all or any portion of the Securities pursuant to Section 5 of the Securities or within 20 days of the Stated Maturity, the Company may choose to satisfy all or any portion of the Conversion Obligation in cash provided the Company notifies such Holder through the Trustee of the dollar amount to be satisfied in cash (which must be expressed either as 100% of the Conversion Obligation or as a fixed dollar amount) at any time on or before the date that is 20 days prior to Stated Maturity or Redemption Date. Settlement amounts will be computed in the same manner as set forth in (a) above except that the "Cash Settlement Averaging Period" shall be the 20 Trading Day period beginning on the day after the Stated Maturity or Redemption Date, as the case may be. Settlement (in cash and/or shares) will occur on the Business Day following the final day of such Cash Settlement Averaging Period.

          (c) The Company shall elect to satisfy in cash any Conversion Obligation with respect to a Holder that does not certify on its Conversion Notice that neither it nor any other Person shall become a 10% Shareholder if the Company satisfies such Conversion Obligation entirely in Ordinary Shares.

                                  ARTICLE XIII

                                  MISCELLANEOUS

          SECTION 13.1. TRUST INDENTURE ACT CONTROLS. If any provision of this Indenture limits, qualifies, or conflicts with the duties imposed by TIA
Section 318(c), such section of the TIA shall control. If any provision of this Indenture expressly modifies or excludes any provision of the TIA that may be so modified or excluded, the Indenture provision so modifying or excluding such provision of the TIA shall be deemed to apply.

          SECTION 13.2. NOTICES. Any request, demand, authorization, notice, waiver, consent or communication shall be in writing and delivered in person or mailed by first-class mail, postage prepaid, addressed as follows or transmitted by facsimile transmission (confirmed by guaranteed overnight courier) to the following facsimile numbers:

     if to the Company:

     FOR MAILING:

     SCOTTISH ANNUITY & LIFE HOLDINGS, LTD.
     P.O. Box HM 2939
     Hamilton HM MX
     Bermuda
     Attn: Paul Goldean, Esq.
     Facsimile No. (441) 295-7576

     FOR DELIVERY:

     SCOTTISH ANNUITY & LIFE HOLDINGS, LTD.
     Crown House, Third Floor
     4 Par-la-Ville Road
     Hamilton HM 08
     Bermuda
     Attn: Paul Goldean, Esq.
     Facsimile No. (441) 295-7576

     if to the Trustee:

     THE BANK OF NEW YORK
     101 Barclay Street
     21st Floor West
     New York, New York 10286
     Facsimile No.(212) 815-5802
     Attention: Corporate Trust Administration - Global Finance Unit

          The Company or the Trustee by notice given to the other in the manner provided above may designate additional or different addresses for subsequent notices or communications.

          Any notice or communication given to a Securityholder shall be mailed to the Securityholder, by first-class mail, postage prepaid, at the Securityholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

          Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not received by the addressee.

          If the Company mails a notice or communication to the Securityholders, it shall mail a copy to the Trustee and each Registrar, Paying Agent, Conversion Agent or co-registrar.

          SECTION 13.3. COMMUNICATION BY HOLDERS WITH OTHER HOLDERS.

          Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar, the Paying Agent, the Conversion Agent and anyone else shall have the protection of TIA Section 312(c).

          Section 13.4. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

          Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

          (a) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (b) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

          Section 13.5. STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

          Each Officers' Certificate or Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Indenture shall include:

          (a) a statement that each person making such Officers' Certificate or Opinion of Counsel has read such covenant or condition;

          (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officers' Certificate or Opinion of Counsel are based;

          (c) a statement that, in the opinion of each such person, he has made such examination or investigation as is necessary to enable such person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (d) a statement that, in the opinion of such person, such covenant or condition has been complied with.

          Section 13.6. SEPARABILITY CLAUSE.

          In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          Section 13.7. RULES BY TRUSTEE, PAYING AGENT, CONVERSION AGENT AND REGISTRAR.

          The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar, the Conversion Agent and the Paying Agent may make reasonable rules for their functions.

          Section 13.8. LEGAL HOLIDAYS.

          If any specified date (including a date for giving notice) is a Legal Holiday, the action shall be taken on the next succeeding day that is not a Legal Holiday, and, if the action to be taken on such date is a payment in respect of the Securities, no interest, if any, shall accrue for the intervening period.

          Section 13.9. GOVERNING LAW; SUBMISSION TO JURISDICTION; SERVICE OF PROCESS.

          This indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

          The Company submits to the jurisdiction of the courts of the State of New York and the courts of the United States of America, in each case located in the Borough of

Manhattan, City of New York and State of New York over any suit, action or proceeding arising under or in connection with this Indenture or the transactions contemplated hereby or the Securities. The Company waives any objection that it may have to the venue of any suit, action or proceeding arising under or in connection with this Indenture or the transactions contemplated hereby or the Securities in the courts of the State of New York or the courts of the United States of America, in each case located in the Borough of Manhattan, City of New York and State of New York, or that such suit, action or proceeding brought in the courts of the State of New York or the courts of the United States of America, in each case located in the Borough of Manhattan, City of New York and State of New York, was brought in an inconvenient court and agrees not to plead or claim the same.

          The Company agrees that service of all writs, process and summonses in any suit, action or proceeding arising under or in connection with this Indenture or the transactions contemplated thereby or the Securities against the Company in any court of the State of New York or any United States Federal court, in each case, sitting in the Borough of Manhattan, City and State of New York, may be made upon CT Corporation System at 111 Eighth Avenue, New York, New York 10011, whom the Company irrevocably appoints as its authorized agent for service of process. The Company represents and warrants that CT Corporation System has agreed to act as the Company's agent for service of process. The Company agrees that such appointment shall be irrevocable until the irrevocable appointment by the Company of a successor in the City of New York as its authorized agent for such purpose and the acceptance of such appointment by such successor. The Company further agrees to take any and all action, including the filing of any and all documents and instruments that may be necessary to continue such appointment in full force and effect as aforesaid. If CT Corporation System shall cease to act as the agent for service of process for the Company, the Company shall appoint without delay, another such agent and provide prompt written notice to the Trustee of such appointment.

          Section 13.10. NO RECOURSE AGAINST OTHERS.

          No recourse under or upon any obligation, covenant or agreement contained in this Indenture, or in any Security, or because of any indebtedness evidenced thereby, shall be had against any incorporator, as such, or against any past, present or future shareholder, officer or director, as such, of the Company or of any successor, either directly or through the Company or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Securities by the Holders and as part of the consideration for the issue of the Securities.

          Section 13.11. SUCCESSORS.

          All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

          Section 13.12. MULTIPLE ORIGINALS.

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

          The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

          IN WITNESS WHEREOF, the undersigned, being duly authorized, have executed this Indenture on behalf of the respective parties hereto as of the date first above written.

                                        SCOTTISH ANNUITY & LIFE HOLDINGS, LTD.


                                        By: /s/ Scott Willkomm
                                            -----------------------------------
                                           Name: Scott Willkomm
                                           Title: President


                                        THE BANK OF NEW YORK,
                                        As Trustee


                                        By: /s/ Patricia Phillips
                                            -----------------------------------
                                           Name: Patricia Phillips
                                           Title: Assistant Vice President

                                    EXHIBIT A


                           [FORM OF FACE OF SECURITY]

          [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.](1)

          [THE SECURITY EVIDENCED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT OF 1933"), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE BY ACQUISITION HEREOF. THE HOLDER:

          (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT OF 1933 OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a)(1), (2), (3), OR (7) UNDER THE SECURITIES ACT (AN "INSTITUTIONAL ACCREDITED INVESTOR");

          (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY OR THE ORDINARY

----------
(1)  This legend should be included only if the Security is a Global Security.

     SHARES ISSUABLE UPON CONVERSION OF SUCH SECURITY EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT OF 1933, (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OF 1933 (IF AVAILABLE), (D) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933 (IF AVAILABLE) TO ANY INSTITUTIONAL ACCREDITED INVESTOR THAT PRIOR TO SUCH TRANSFER, FURNISHES TO THE BANK OF NEW YORK, AS TRUSTEE (OR ANY SUCCESSOR TRUSTEE, AS APPLICABLE), CERTIFICATIONS AND OPINION OF COUNSEL REQUIRED BY THE COMPANY OR TRUSTEE OR
     (E) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT OF 1933 AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER; AND

          (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE SECURITY EVIDENCED HEREBY IS TRANSFERRED (OTHER THAN A TRANSFER PURSUANT TO
     CLAUSE 2(C) OR 2(E) ABOVE), A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.](2)

          [THE HOLDER OF THIS SECURITY IS ENTITLED TO THE BENEFITS OF A REGISTRATION RIGHTS AGREEMENT (AS SUCH TERM IS DEFINED IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF) AND, BY ITS ACCEPTANCE HEREOF, AGREES TO BE BOUND BY AND TO COMPLY WITH THE PROVISIONS OF SUCH REGISTRATION RIGHTS AGREEMENT.](2)

----------
(2) This legend should be included only if the Security is a Transfer Restricted Security.

                     SCOTTISH ANNUITY & LIFE HOLDINGS, LTD.

                     4.50% SENIOR CONVERTIBLE NOTES DUE 2022

 No. ___                                                CUSIP:  ________________

SCOTTISH ANNUITY & LIFE HOLDINGS, LTD., a Cayman Islands exempted company (the "Company", which term shall include any successor corporation under the Indenture referred to on the reverse hereof) promises to pay to _____________________, or registered assigns, the principal amount of
_______________ Dollars ($_________) [, or such greater or lesser amount as is indicated in the records of the Trustee and the Depositary,](3) on December 1, 2022, and to pay interest thereon from November 22, 2002 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, on June 1 and December 1 in each year (each, an "Interest Payment Date"), commencing on June 1, 2003, at the rate of 4.50% per annum, until the principal hereof is paid or made available for payment at December 1, 2022 or upon acceleration, or until such date on which the Securities are converted, redeemed or repurchased as provided herein, and at the rate of 4.50% per annum on any overdue principal and on any overdue installment of interest and Additional Amounts, if any. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture (as hereinafter defined), be paid to the Person in whose name this Security (or one or more predecessor Securities) is registered at the close of business on the regular record date for such interest, which will be the May 15 or November 15 (whether or not a Business Day), as the case may be, next preceding the corresponding Interest Payment Date (a "Regular Record Date"). Any such interest and Additional Amounts, if any, not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may be paid (a) to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by the Trustee (a "Special Record Date"), notice whereof will be given to Holders not less than 10 calendar days prior to such Special Record Date, or (b) at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

          Reference is hereby made to the further provisions of this Security set forth on the reverse side of this Security, which further provisions shall for all purposes have the same effect as if set forth at this place.

----------
(3)  This phrase should be included only if the Security is a Global Security.

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          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:                                  SCOTTISH ANNUITY & LIFE HOLDINGS, LTD.


                                        By:
                                            ------------------------------------
                                        Title:

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                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

          This is one of the Securities referred to in the within-mentioned Indenture.

Dated:                                  THE BANK OF NEW YORK,
                                        as Trustee


                                        By:
                                            ------------------------------------
                                            Authorized Signatory

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                          [FORM OF REVERSE OF SECURITY]

                     4.50% Senior Convertible Notes due 2022

          This Security is one of a duly authorized issue of 4.50% Senior Convertible Notes due 2022 (the "Securities") of SCOTTISH ANNUITY & LIFE HOLDINGS, LTD., a Cayman Islands exempted company (including any successor corporation under the Indenture hereinafter referred to, the "Company"), issued under an Indenture, dated as of November 22, 2002 (the "Indenture"), between the Company and THE BANK OF NEW YORK, as trustee (the "Trustee"). The terms of the Security include those stated in the Indenture, those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended ("TIA"), and those set forth in this Security. This Security is subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Security and the terms of the Indenture, the terms of the Indenture shall control. Capitalized terms used but not defined herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.   INTEREST.

          Interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.

          If this Security is redeemed pursuant to Section 5 of this Security or the Holder elects to require the Company to repurchase this Security pursuant to
Section 6 of this Security, on a date that is after the Regular Record Date and prior to the corresponding Interest Payment Date, interest and Additional Amounts, if any, accrued and unpaid hereon to, but not including, the applicable Redemption Date, Repurchase Date or Change of Control Repurchase Date will be paid to the same Holder to whom the Company pays the principal of this Security.

          Interest and Additional Amounts, if any, on Securities converted after the close of business on a Regular Record Date but prior to the opening of business on the corresponding Interest Payment Date will be paid to the Holder of the Securities on the Regular Record Date but, upon conversion, the Holder must pay the Company the interest and Additional Amounts, if any, which has accrued and will be paid on such Interest Payment Date. No such payment need be made with respect to Securities which will be converted after a Regular Record Date and prior to the corresponding Interest Payment Date after being called for redemption.

          Any reference herein to interest accrued or payable as of any date shall include any Additional Amounts accrued or payable on such date as provided in the Registration Rights Agreement.

2.   METHOD OF PAYMENT.

          Payment of the principal of and interest and Additional Amounts, if any, on the Securities shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts or in Applicable Stock, as the case may be. The Holder must surrender the Securities to the Paying Agent to collect payment

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of principal. Payment of interest and Additional Amounts, if any, on
Certificated Securities will be made by check mailed to the address of the Person entitled thereto as such address appears in the Register and payment of interest and Additional Amounts, if any, on Certificated Securities in aggregate principal amount in excess of $5,000,000 will be made by wire transfer in immediately available funds at the election of such Holder. Notwithstanding the foregoing, so long as the Securities are registered in the name of a Depositary or its nominee, all payments with respect to the Securities shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.

3.   PAYING AGENT, REGISTRAR AND CONVERSION AGENT.

          Initially, The Bank of New York will act as Paying Agent, Registrar and Conversion Agent. The Company may appoint and change any Paying Agent, Registrar and Conversion Agent without notice, other than notice to the Trustee; provided that the Company will maintain at least one Paying Agent in the State of New York, City of New York, Borough of Manhattan, which shall initially be an office or agency of the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Registrar or Conversion Agent.

4.   INDENTURE.

          The Securities are general unsecured obligations of the Company limited to up to $115,000,000 aggregate principal amount. The Indenture does not limit other indebtedness of the Company, secured or unsecured.

5.   REDEMPTION AT THE OPTION OF THE COMPANY.

          The Securities are redeemable for cash at the option of the Company, in whole or in part, at any time or from time to time on, or after December 6, 2006 upon not less than 30 days', nor more than 60 days', notice by mail for a redemption price equal to the principal amount of those Securities plus accrued and unpaid interest and Additional Amounts, if any, on those Securities, to, but not including, the Redemption Date.

          Notice of redemption pursuant to this Section of this Security will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at the Holder's registered address. If cash sufficient to pay the Redemption Price of all Securities (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent prior to 10:00 a.m., New York City time, on the Redemption Date, immediately after such Redemption Date interest ceases to accrue on such Securities or portions thereof. Securities in denominations larger than $1,000 of principal amount may be redeemed in part but only in integral multiples of $1,000 of principal amount.

6. REPURCHASE BY THE COMPANY AT THE OPTION OF THE HOLDER OR UPON A CHANGE OF CONTROL.

          Subject to the terms and conditions of the Indenture, the Company shall become obligated to repurchase, at the option of the Holder, all or any portion of the Securities held by such Holder on December 6, 2006, December 1, 2010, December 1, 2012 and December 1, 2017 in integral multiples of $1,000 at the Repurchase Price. To exercise such right, a Holder shall deliver to the Paying Agent a Repurchase Notice containing the information set forth in the

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Indenture, at any time from 9:00 a.m., New York City time, on the date that is
20 Business Days immediately preceding such Repurchase Date until 5:00 p.m., New York City time, on the Business Day immediately preceding such Repurchase Date, and shall deliver the Securities to the Paying Agent as set forth in the Indenture.

          The Repurchase Price may be paid, at the option of the Company, in cash or by the issuance and delivery of shares of Ordinary Shares, or in any combination thereof, subject to the terms and conditions of the Indenture.

          Subject to the terms and conditions of the Indenture, the Company shall become obligated to repurchase, at the option of the Holder, all or any portion of the Securities held by such Holder upon a Change of Control of the Company in integral multiples of $1,000 at the Change of Control Repurchase Price. To exercise such right, a Holder shall deliver to the Paying Agent a Change of Control Repurchase Notice containing the information set forth in the Indenture, at any time prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Change of Control Repurchase Date, and shall deliver the Securities to the Paying Agent as set forth in the Indenture.

          The Change of Control Repurchase Price may be paid, at the option of the Company, in cash or by the issuance and delivery of shares of Applicable Stock, or in any combination thereof, subject to the terms and conditions of the Indenture.

          Holders have the right to withdraw any Repurchase Notice or Change of Control Repurchase Notice by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

          If cash and/or Applicable Stock, if permitted under the Indenture, is sufficient to pay the Repurchase Price or Change of Control Repurchase Price, as the case may be, of all Securities or portions thereof to be repurchased on the Repurchase Date or the Change of Control Repurchase Date, as the case may be, is deposited with the Paying Agent, at 10:00 a.m., New York City time, on the Repurchase Date or the Change of Control Repurchase Date, as the case may be, such Securities will cease to be outstanding and interest and Additional Amounts, if any, on such Securities will cease to accrue and the Holder thereof shall have no other rights as such other than the right to receive the Repurchase Price or Change of Control Repurchase Price upon surrender of such Security.

7.   CONVERSION.

          Subject to and in compliance with the provisions of the Indenture (including, without limitation, the conditions to conversion of this Security set forth in Section 12.1 thereof), a Holder is entitled, at such Holder's option, to convert the Holder's Security (or any portion of the principal amount thereof that is $1,000 or an integral multiple $1,000), into, subject to Section
12.13 thereof, fully paid and nonassessable shares of Ordinary Shares at the Conversion Price in effect on the date of conversion.

          The Company will notify Holders of any event triggering the right to convert the Securities as specified above in accordance with the Indenture.

          A Security in respect of which a Holder has delivered a Repurchase Notice or Change of Control Repurchase Notice, as the case may be, exercising the right of such Holder to require the Company to repurchase such Security may be converted only if such Repurchase Notice or Change of Control Repurchase Notice is withdrawn in accordance with the terms of the Indenture.

          The initial Conversion Price is $21.71, subject to adjustment in certain events described in the Indenture.

          To surrender a Security for conversion, a Holder must, in the case of Global Securities, comply with the Applicable Procedures of the Depositary in effect at that time, and in the case of Certificated Securities, (1) surrender the Security to the Conversion Agent, (2) complete and manually sign the conversion notice below (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent, (3) furnish appropriate endorsements and transfer documents and (4) pay all funds required, if any, relating to interest or Additional Amounts, if any, and any transfer or similar tax, if required.

          No fractional Ordinary Share shall be issued upon conversion of any Security. Instead, the Company shall pay a cash adjustment as provided in the Indenture.

          No payment or adjustment will be made for accrued and unpaid interest and Additional Amounts, if any, or dividends on the Ordinary Shares, except as provided in the Indenture.

          Upon conversion, the Company may choose to deliver, in lieu of Ordinary Shares, cash or a combination of cash and Ordinary Shares in accordance with the Indenture.

          If the Company (i) is a party to a consolidation, merger or binding share exchange (ii) reclassifies the Ordinary Shares or (iii) conveys, transfers or leases its properties and assets substantially as an entirety to any Person, the right to convert a Security into shares of Ordinary Shares may be changed into a right to convert it into securities, cash or other assets of the Company or such other Person, in each case in accordance with the Indenture.

8.   DENOMINATIONS; TRANSFER; EXCHANGE.

          The Securities are in fully registered form, without coupons, in denominations of $1,000 of principal amount and integral multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities in respect of which a Repurchase Notice or Change of Control Repurchase Notice has been given and not withdrawn (except, in the case of a Security to be repurchased in part, the portion of the Security not to be repurchased) or any Securities for a period of 15 days before the mailing of a notice of redemption of Securities to be redeemed.

9.   PERSONS DEEMED OWNERS.

          The registered Holder of this Security may be treated as the owner of this Security for all purposes.

10.  UNCLAIMED MONEY OR SECURITIES.

          The Trustee and the Paying Agent shall return to the Company upon written request any cash or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

11.  AMENDMENT; WAIVER.

          Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent or affirmative vote of the Holders of at least a majority in aggregate principal amount of the outstanding Securities and (ii) certain Defaults may be waived with the written consent or affirmative vote of the Holders of a majority in aggregate principal amount of the outstanding Securities.

          Without the consent of any Securityholder, the Company and the Trustee may amend the Indenture or the Securities to (i) add to the covenants of the Company for the benefit of the Holders of Securities, (ii) surrender any right or power conferred upon the Company in the Indenture, (iii) provide for conversion rights of Holders of Securities if any reclassification or change of the Company's Ordinary Shares or any consolidation, merger or sale of all or substantially all of the Company's assets occurs, (iv) provide for the assumption of the Company's obligations to the Holders of Securities in the case of a merger, consolidation, conveyance, transfer, sale, lease or other disposition pursuant to Article VII of the Indenture, (v) reduce the Conversion Price; PROVIDED, HOWEVER, that such reduction in the Conversion Price shall not adversely affect the interest of the Holders of Securities (after taking into account tax and other consequences of such reduction), (vi) comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA, (vii) make any changes or modifications necessary in connection with the registration of the Securities under the Securities Act as contemplated in the Registration Rights Agreement; PROVIDED, HOWEVER, that such action pursuant to this clause does not, in the good faith opinion of the Board of Directors of the Company (as evidenced by a Board Resolution) and the Trustee, adversely affect the interests of the Holders of Securities in any material respect, (viii) cure any ambiguity, correct or supplement any provision in the Indenture which may be inconsistent with any other provision therein or which is otherwise defective, or to make any other provisions with respect to matters or questions arising under the Indenture which the Company may deem necessary or desirable and which shall not be inconsistent with the provisions of the Indenture; PROVIDED, HOWEVER, that such action pursuant to this clause does not, in the good faith opinion of the Board of Directors of the Company (as evidenced by a Board Resolution) and the Trustee, adversely affect the interests of the Holders of Securities in any material respect, and (ix) add or modify any other provisions in the Indenture with respect to matters or questions arising thereunder which the Company and the Trustee may deem necessary or desirable and which will not adversely affect the interests of the Holders of Securities.

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12.  DEFAULTS AND REMEDIES.

          If any Event of Default other than as a result of certain events of bankruptcy, insolvency or reorganization of the Company or its Subsidiaries occurs and is continuing, the principal of all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture. If an Event of Default occurs as a result of certain events of bankruptcy, insolvency or reorganization of the Company or its Subsidiaries, the principal of all the Securities shall become due and payable immediately without any declaration or other act on the part of the Trustee or any Holder, all as and to the extent provided in the Indenture.

13.  TRUSTEE DEALINGS WITH THE COMPANY.

          Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

14.  CALCULATIONS IN RESPECT OF SECURITIES.

          The Company or its agents will be responsible for making all calculations called for under the Securities including, but not limited to, determination of the Market Price and Sale Price of the Applicable Stock, the number of shares of Applicable Stock and/or the amount of cash issuable or payable upon conversion and the amounts of interest and Additional Amounts, if any, on the Securities. Any calculations made in good faith and without manifest error will be final and binding on Holders of the Securities. The Company or its agents will be required to deliver to the Trustee a schedule of its calculations and the Trustee will be entitled to conclusively rely upon the accuracy of such calculations without independent verification.

15.  NO RECOURSE AGAINST OTHERS.

          No recourse under or upon any obligation, covenant or agreement contained in the Indenture, or in this Security, or because of any indebtedness evidenced thereby, shall be had against any incorporator, as such, or against any past, present or future shareholder, officer or director, as such, of the Company or of any successor, either directly or through the Company or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Securities by the Holders and as part of the consideration for the issue of the Securities.

16.  AUTHENTICATION.

          This Security shall not be valid until an authorized signatory of the Trustee manually signs the Trustee's Certificate of Authentication on the other side of this Security.

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17.  ABBREVIATIONS.

          Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

18.  INDENTURE TO CONTROL; GOVERNING LAW.

          IN THE CASE OF ANY CONFLICT BETWEEN THE PROVISIONS OF THIS SECURITY AND THE INDENTURE, THE PROVISIONS OF THE INDENTURE SHALL CONTROL. THE INDENTURE AND THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          The Company will furnish to any Securityholder upon written request and without charge a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:

          SCOTTISH ANNUITY & LIFE HOLDINGS, LTD.
          P. O. Box HM 2939
          Hamilton HM MX
          Bermuda
          Attn: Paul Goldean, Esq.
          Facsimile No. (441) 295-7576

19.  REGISTRATION RIGHTS.

          The Holders of the Securities are entitled to the benefits of a Registration Rights Agreement, dated as of November 22, 2002, between the Company and Bear, Stearns & Co. Inc., and Putnam Lovell Securities Inc., including the receipt of Additional Amounts upon a registration default (as defined in such agreement).

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                                 ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

________________________________________________________________________________
                   (Insert assignee's soc. sec. or tax ID no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
              (Print or type assignee's name, address and zip code)

and irrevocably appoint ________________________________________________________
agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

                                        Your Signature:

Date:
       -----------------------          ----------------------------------------
                                        (Sign exactly as your name appears on
                                        the other side of this Security)

Signature Guaranteed


--------------------------------------
Participant in a Recognized Signature
Guarantee Medallion Program


By:
   -----------------------------------
        Authorized Signatory

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                                CONVERSION NOTICE

To convert this Security into Ordinary Shares (or cash or a combination of Ordinary Shares and cash, if the Company so elects) of the Company, check the box / /

To convert only part of this Security, state the principal amount to be converted (which must be $1,000 or an integral multiple of $1,000):

Please check one:

/ / I certify that neither I nor any other Person shall become a 10% Shareholder if the Company elects to satisfy the Conversion Obligation underlying this Conversion Notice in Ordinary Shares.

/ / I do not certify that neither I nor any other Person shall become a 10% Shareholder if the Company elects to satisfy the Conversion Obligation underlying this Conversion Notice in Ordinary Shares.

"10% Shareholder" means a Person that owns, directly or indirectly, applying the provisions of Section 958(a) of the Internal Revenue Code of 1986, as amended (the "Code"), or by attribution, applying the provisions of Section 958(b) of the Code, 10% or more of the outstanding Ordinary Shares.

If you want the stock certificate made out in another person's name fill in the form below:

________________________________________________________________________________
               (Insert the other person's soc. sec. or tax ID no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
          (Print or type the other person's name, address and zip code)

                                        Your Signature:

Date:
      --------------------              ----------------------------------------
                                        (Sign exactly as your name appears on
                                        the other side of this Security)

Signature Guaranteed

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--------------------------------------
Participant in a Recognized Signature
Guarantee Medallion Program


By:
   -----------------------------------
           Authorized Signatory

                             TRANSFER CERTIFICATE(4)

                   Re: 4.50% Senior Convertible Notes due 2022
  (the "Securities") of Scottish Annuity & Life Holdings, Ltd. (the "Company")

          This certificate relates to $_______ principal amount of Securities owned in (check applicable box)

          / / book-entry or     / / definitive form by ______________ (the
"Transferor").

          The Transferor has requested a Registrar or the Trustee to exchange or register the transfer of such Securities.

          In connection with such request and in respect of each such Security, the Transferor does hereby certify that the Transferor is familiar with transfer restrictions relating to the Securities as provided in Sections 2.6 and 2.12 of the Indenture dated November 22, 2002 between the Company and The Bank of New York, as trustee (the "Indenture"), and the transfer of such Security is being made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act") (check applicable box) or the transfer or exchange, as the case may be, of such Security does not require registration under the Securities Act because (check applicable box):

          / / Such Security is being transferred to the Company or a Subsidiary; or

          / / Such Security is being transferred in compliance with Rule 144A under the Securities Act; or

          / / Such Security is being transferred pursuant to and in compliance with an exemption from the registration requirements under the Securities Act in accordance with Rule 144 (or any successor thereto) ("Rule 144") under the Securities Act; or

          / / Such Security is being transferred to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or
               (7) of Regulation D under the Securities Act) pursuant to and in compliance with an exemption from the registration requirements under the Securities Act; or

          / / Such Security is being transferred pursuant to an effective registration statement under the Securities Act; or

          / / Such Security is being acquired for the Transferor's own account, without transfer.

          The Transferor acknowledges and agrees that, if the transferee will hold any such Securities in the form of beneficial interests in a global Security which is a "restricted security"

----------
(4) This certificate should only be included if this Security is a Transfer Restricted Security.

within the meaning of Rule 144 under the Securities Act, then such transfer can only be made pursuant to Rule 144A under the Securities Act and such transferee must be a "qualified institutional buyer" (as defined in Rule 144A).

DATE:
                                        ----------------------------------------
                                        Signature(s) of Transferor

(If the registered owner is a corporation, partnership or fiduciary, the title of the person signing on behalf of such registered owner must be stated.)

                                        Signature Guaranteed


                                        ----------------------------------------
                                        Participant in a Recognized Signature

                                    EXHIBIT B

                     [FORM OF CERTIFICATE TO BE DELIVERED BY
                     TRANSFEREE IN CONNECTION WITH TRANSFERS
                     TO INSTITUTIONAL ACCREDITED INVESTORS]

                                                                          [DATE]

The Bank of New York, as Trustee
101 Barclay Street
21st Floor West
New York, New York 10286
Attention:  Corporate Trust Administration--Global Finance Unit

Computer Share Investor Services LLC, as Transfer Agent

                Re:    SCOTTISH ANNUITY & LIFE HOLDINGS, LTD.

Ladies and Gentlemen:

     In connection with the undersigned's proposed purchase of $____________aggregate principal amount of 4.50% Senior Convertible Notes due 2022 (the "Notes") of Scottish Annuity & Life Holdings, Ltd. (the "Company") or _____________ Ordinary Shares of the Company issued upon conversion of the Notes, par value $.01 per share (the "Ordinary Shares," and together with the Notes, the "Securities"), the undersigned confirms, represents and warrants that:

     (1) The undersigned is an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the "Securities Act") (an "Institutional Accredited Investor").

     (2) (A) Any purchase of the Securities by the undersigned will be for the undersigned's own account or for the account of one or more other Institutional Accredited Investors or as fiduciary for the account of one or more trusts, each of which is an "accredited investor" within the meaning of Rule 501(a)(7) under the Securities Act and for each of which the undersigned exercises sole investment discretion or (B) the undersigned is a "bank", within the meaning of Section 3(a)(2) of the Securities Act, or a "savings and loan association" or other institution described in
     Section 3(a)(5)(A) of the Securities Act that is acquiring the Securities as fiduciary for the account of one or more institutions for which the undersigned exercises sold investment discretion.

     (3) The undersigned has such knowledge and experience in financial and business matters that the undersigned is capable of evaluating the merits and risks of its investment in the Securities, and the undersigned and any accounts for which it is acting is each able to bear the economic risk of its or their investment.

     (4) The undersigned has been given an opportunity to ask questions and receive answers concerning the terms and conditions of the Securities and to obtain any additional information which the Company possesses or can acquire without reasonable effort or expense that is necessary to verify the accuracy of the information furnished.

     (5) The undersigned is not acquiring the Securities with a view to distribution thereof or with any present intention of offering or selling any Securities, except as permitted below; provided that the disposition of the undersigned's property and the property of any accounts for which the undersigned is acting as fiduciary will remain at all times within the undersigned's control.

     (6) The undersigned understands that the Securities have not been registered under the Securities Act or any applicable state securities laws.

     (7) The undersigned agrees, on its own behalf and on behalf of each account for which the undersigned acquires any Securities, that if in the future the undersigned decides to resell or otherwise transfer such Securities within two years after the original issuance of the Notes, such Securities may be resold or otherwise transferred only:

               (A)      to the Company or any subsidiary thereof;

               (B) with respect to Notes only, to a person which is a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in compliance with Rule 144A under the Securities Act;

               (C) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available);

               (D) pursuant to an exemption from registration under the Securities Act to an Institutional Accredited Investor that prior to such transfer, furnishes to you (and the trustee or the transfer agent, as the case may be) a signed letter substantially in the form of this letter, a transfer certificate substantially in the form provided in the Indenture and an opinion of counsel; or

               (E) pursuant to a registration statement which has been declared effective under the Securities Act and continues to be effective at the time of such transfer.

     The undersigned further agrees to provide to any person purchasing any of the Securities from us a notice advising such purchaser that resales of the Securities are restricted as stated herein.

     (8) The undersigned understands that, on any proposed resale of any Securities, the undersigned will be required to furnish to the Trustee or the Transfer Agent, as the case may be, and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. The undersigned further understands that the Securities purchased by the undersigned will be certificated securities and will bear a legend to the foregoing effect.

          Each of the Company, the Trustee or the Transfer Agent, as the case may be, and the initial purchasers of the Securities are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                        Very truly yours,


                                        By:
                                           -------------------------------------
                                        Name:
                                        Title:
                                        Address:

                                    EXHIBIT C

                         [FORM OF RESTRICTIVE LEGEND FOR
                     ORDINARY SHARES ISSUED UPON CONVERSION]

          THE SECURITY EVIDENCED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT OF 1933"), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE BY ACQUISITION HEREOF. THE HOLDER:

               (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT OF 1933 OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a)(1),
     (2), (3), OR (7) UNDER THE SECURITIES ACT (AN "INSTITUTIONAL ACCREDITED INVESTOR");

               (2) AGREES THAT IT WILL NOT, WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THE SECURITY UPON THE CONVERSION OF WHICH THE ORDINARY SHARES EVIDENCED HEREBY WERE ISSUED, RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OF 1933 (IF AVAILABLE), (C) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933 (IF AVAILABLE) TO ANY INSTITUTIONAL ACCREDITED INVESTOR THAT PRIOR TO SUCH TRANSFER, FURNISHES TO COMPUTER SHARE INVESTOR SERVICES LLC, AS TRANSFER AGENT (OR ANY SUCCESSOR TRANSFER AGENT, AS APPLICABLE), CERTIFICATIONS AND OPINION OF COUNSEL REQUIRED BY THE COMPANY OR TRANSFER AGENT OR (D) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT OF 1933 AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER; AND

               (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE SECURITY EVIDENCED HEREBY IS TRANSFERRED (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 2(B) OR 2(D) ABOVE), A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.]

                                      C - 1